Exhibit 99.2

In the confidential preliminary offering memorandum to be used in connection with a private placement to qualified institutional buyers pursuant to Rule 144A of the Securities Act of 1933, as amended, by Revance Therapeutics, Inc. (the “Company”), the Company provided the following overview of the Company’s business and the following risk factors as updates or supplements to the information provided in the Company’s previous periodic filings with the Securities and Exchange Commission.

Pipeline Summary

Recent Developments

In November 2019, we submitted a Biologics License Application (“BLA”) to the U.S. Food and Drug Administration (the “FDA”) for DAXI in the treatment of moderate to severe glabellar (frown) lines. The FDA accepted the BLA on February 5, 2020, and the Prescription Drug User Fee Act target action date is November 25, 2020. If the BLA is approved on or by the target action date, we plan to initiate commercialization activities for DAXI for the treatment of glabellar lines before year end 2020.

In December 2019, we initiated an additional Phase 2 study for upper facial lines (glabellar lines, forehead and crow’s feet). We expect preliminary results from this study in the fourth quarter of 2020.

Following discussions with the FDA, in December 2018 we initiated a second randomized, double-blind, placebo-controlled Phase 2 study of DAXI for the treatment of plantar fasciitis. In this study, 155 subjects have been randomized in three groups to receive 80 Units of DAXI or 120 Units of DAXI, or placebo. The study’s primary efficacy endpoint is the change from baseline in Numeric Pain Rating Scale score at Week 8. Patients will be followed for up to 24 weeks post treatment to assess treatment response, tolerability and safety. We completed enrollment in December 2019 and expect to release top-line results in the second half of 2020.

Teoxane Exclusive Distribution Agreement

In January 2020, we entered into an exclusive distribution agreement (the “Teoxane Agreement”) with Teoxane SA (“Teoxane”), pursuant to which Teoxane granted us with the exclusive right to import, market, promote, sell and distribute Teoxane’s line of Resilient Hyaluronic Acid® dermal fillers, which include i) RHA® 2, RHA® 3 and RHA® 4, which have been approved by the FDA for the correction of moderate to severe dynamic facial wrinkles and folds, including RHA® 2, RHA® 3 and RHA® 4 in the currently approved indications, ii) RHA® 1, which we anticipate will be approved by the FDA in 2021 for the treatment of perioral rhytids, the indication currently in ongoing clinical trials and iii) future hyaluronic acid filler advancements and products by Teoxane (collectively, the “RHA® dermal fillers”) in the United States, its territories and possessions, in exchange for 2,500,000 shares of our common stock and certain other commitments by us. The Teoxane Agreement will be effective for a term of ten years upon product launch and may be extended for a two-year period upon the mutual agreement of the parties. We are currently assessing the impact of the Teoxane Agreement on our consolidated financial statements.

We have begun to build out a U.S. commercial organization and plan to introduce the FDA approved RHA® dermal fillers in the United States in the second quarter of 2020.

RISK FACTORS

You should carefully consider the risks described below in addition to the remainder of this offering memorandum and the factors discussed in our public filings with the Securities and Exchange Commission (the “SEC”), including the information provided under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2019, and any subsequent periodic filings with the SEC, before making an investment decision. The risks and uncertainties described below and incorporated by reference into this offering memorandum are not the only ones related to our business, the notes, our common stock or the offering. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also materially and adversely affect our business operations, results of operations, financial condition or prospects. The trading price of the notes and the shares of our common stock, if any, issuable upon conversion of the notes could decline due to the materialization of any of these risks, and you may lose all or part of your investment.

Risks Related to Our Business and Strategy

We are substantially dependent on the clinical and commercial success of our product candidate DaxibotulinumtoxinA for Injection (“DAXI”).

To date, we have invested substantial efforts and financial resources in the research and development of botulinum toxin-based product candidates. Our success as a company is substantially dependent on the clinical and commercial success of DAXI.

We completed Phase 3 clinical development for DAXI in North America for the treatment of glabellar lines. From 2016 to 2018, we conducted and announced results relating to multiple pivotal and safety trials in our SAKURA Phase 3 program. The SAKURA 1 and SAKURA 2 trials were designed to evaluate the safety and efficacy of a single administration of DAXI for the treatment of moderate-to-severe glabellar lines in adults. In addition to the two pivotal trials, the Phase 3 program includes a long-term open-label safety trial (SAKURA 3), which is designed to evaluate the long-term safety and duration of DAXI for the treatment of moderate to severe glabellar lines in adults following both single and repeat treatment administration. SAKURA 3 was designed to support a safety database adequate for both domestic and international marketing applications. We submitted our Biologics License Application (“BLA”) to the U.S. Food and Drug Administration (“FDA”) for DAXI for the treatment of glabellar lines in November 2019. In February 2020, the FDA accepted the BLA filing. If the BLA is timely approved in the fourth quarter of 2020, we plan to initiate commercialization activities for DAXI for the treatment of glabellar lines before year end 2020.

In 2015, we initiated a Phase 2 dose-escalating, open-label clinical study of DAXI for the treatment of cervical dystonia. The Phase 2 study evaluated the safety, preliminary efficacy, and duration of effect of DAXI in subjects with moderate to severe isolated cervical dystonia. Based on the Phase 2 safety and efficacy results and subsequent guidance from the FDA and EMA, in June 2018 we announced the initiation of patient dosing in our ASPEN Phase 3 clinical program. The ASPEN Phase 3 clinical program consists of two trials to evaluate the safety and efficacy of DAXI for the treatment of cervical dystonia in adults including: a randomized, double-blind, placebo-controlled, parallel group trial and an open-label, long-term safety trial. In October 2019, we completed the ASPEN Phase 3 pivotal trial enrollment, and plan to release topline results in the second half of 2020.

In 2016, we also initiated a Phase 2 prospective, randomized, double-blinded, placebo-controlled trial of DAXI in the therapeutic indication of plantar fasciitis. This study evaluated the safety and efficacy of a single administration of DAXI in reducing the signs and symptoms of plantar fasciitis. The study’s primary efficacy endpoint is the improvement in the American Orthopedic Foot and Ankle

Score. In January 2018, we announced interim 8-week results from this study. We completed the 16-week trial which showed a 58% reduction of pain from baseline along with a strong placebo response, with the difference between the treatment groups not being statistically significant. We initiated another Phase 2, double-blind, placebo-controlled trial utilizing two doses of DAXI in the fourth quarter of 2018. We completed Phase 2 trial enrollment in December 2019 and expect to release topline results in the second half of 2020.

In April 2018, we announced two new clinical programs for DAXI, including adult upper limb spasticity and migraine. We initiated the JUNIPER Phase 2 study in adult upper limb spasticity in the fourth quarter of 2018 and we expect to complete Phase 2 trial enrollment in mid 2020. In 2021, we may initiate a study with DAXI for the treatment of migraine.

In July 2019, we completed the enrollment in the Phase 2 clinical study of DAXI for forehead lines. In August 2019, we completed Phase 2 study enrollment of DAXI for lateral canthal lines (crow’s feet). Topline results for both studies are expected in the first half of 2020. In December 2019, we initiated an additional study of upper facial lines, which includes glabellar (frown), lateral canthal (crow’s feet), and forehead lines combined. This trial is being conducted to understand the safety and efficacy of DAXI, including potential dosing and injection patterns, for covering upper facial lines. We expect completion of enrollment in first quarter of 2020, with topline results in fourth quarter of 2020.

Our near-term prospects, including our ability to finance our company and generate revenue, will depend heavily on the successful development, regulatory approval and commercialization of DAXI. Our longer-term prospects will depend on the successful development, regulatory approval and commercialization of DAXI, as well as DaxibotulinumtoxinA Topical, biosimilar or any future product candidates.

The preclinical, clinical and commercial success of our product candidates will depend on a number of factors, including the following:

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timely completion of, or need to conduct additional, clinical trials, including our clinical trials for DAXI, DaxibotulinumtoxinA Topical, biosimilar and any future product candidates, which may be significantly slower or cost more than we currently anticipate and will depend substantially upon the number and design of such trials and the accurate and satisfactory performance of third-party contractors;

•	our ability to demonstrate the effectiveness and differentiation of our products on a consistent basis as compared to existing or future therapies;

•	our ability to demonstrate to the satisfaction of the FDA, the safety and efficacy of DAXI, DaxibotulinumtoxinA Topical, biosimilar or any future product candidates through clinical trials;

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whether we are required by the FDA or other similar foreign regulatory agencies to conduct additional clinical trials to support the approval of DAXI, DaxibotulinumtoxinA Topical, biosimilar or any future product candidates;

•	our success in educating physicians and patients about the benefits, administration and use of DAXI, DaxibotulinumtoxinA Topical, biosimilar or any future product candidates, if approved;

•	the prevalence and severity of adverse events experienced with our product candidates or future approved products;

•	the timely receipt of necessary marketing approvals from the FDA and similar foreign regulatory authorities;

•	the ability to raise additional capital on acceptable terms and in the time frames necessary to achieve our goals;

•	achieving and maintaining compliance with all regulatory requirements applicable to DAXI, DaxibotulinumtoxinA Topical, biosimilar or any future product candidates or approved products;

•	the availability, perceived advantages, relative cost, relative safety and relative efficacy of alternative treatments;

•	the effectiveness of our own or our current and any future potential strategic collaborators’ marketing, sales and distribution strategy and operations;

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our ability to effectively and reliably manufacture clinical trial supplies of DAXI, DaxibotulinumtoxinA Topical, biosimilar or any future product candidates and to develop, validate and maintain a commercially viable manufacturing process that is compliant with current good manufacturing practices (“cGMP”);

•

our ability to successfully commercialize DAXI, DaxibotulinumtoxinA Topical, biosimilar or any future product candidates, if approved for marketing and sale, whether alone or in collaboration with others;

•	our ability to enforce our intellectual property rights in and to DAXI, DaxibotulinumtoxinA Topical, biosimilar or any future product candidates;

•	our ability to avoid third-party patent interference or intellectual property infringement claims;

•	acceptance of DAXI, DaxibotulinumtoxinA Topical, biosimilar or any future product candidates, if approved, as safe and effective by patients and the medical community;

•	the willingness of third-party payors to reimburse physicians or patients for DAXI and any future products we may commercialize for therapeutic indications;

•	the willingness of patients to pay out of pocket for DAXI and any future products we may commercialize for aesthetic indications; and

•	the continued acceptable safety profile of DAXI, DaxibotulinumtoxinA Topical, biosimilar or any future product candidates following approval.

If we do not achieve one or more of these factors, many of which are beyond our control, in a timely manner or at all, we could experience significant delays or an inability to successfully commercialize our product candidates. Accordingly, we cannot assure you that we will be able to generate sufficient revenue through the sale of DAXI, DaxibotulinumtoxinA Topical, biosimilar or any future product candidate to continue our business.

We are substantially dependent on the clinical and commercial success of the Teoxane Resilient Hyaluronic Acid® dermal fillers.

In January 2020, we entered into an exclusive distribution agreement with Teoxane SA (“Teoxane”) (such agreement, the “Teoxane Agreement”), pursuant to which Teoxane granted us the exclusive right to import, market, promote, sell and distribute Teoxane’s line of Resilient Hyaluronic Acid® dermal fillers, which have been approved by the FDA for the correction of moderate to severe dynamic facial wrinkles and folds, including RHA® 2, RHA® 3 and RHA® 4 in the currently approved indications, as well as RHA® 1 in the indication currently in ongoing clinical trials, if approved by the FDA for the treatment of perioral rhytids and future Hyaluronic Acid filler advancements by Teoxane (collectively, the “RHA® dermal fillers”) in the U.S., U.S. territories and possessions.

Our success as a company is substantially dependent on our ability to successfully and timely commercialize the RHA® dermal fillers, which will depend on many factors including, but not limited to, our ability to:

•	develop and execute our sales and marketing strategies for the RHA® dermal fillers;

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develop, maintain and manage the necessary sales, marketing and other capabilities and infrastructure that are required to successfully integrate and commercialize the RHA® dermal fillers, including in connection with our marketing and sale of DAXI;

•	achieve, maintain and grow market acceptance of, and demand for, the RHA® dermal fillers;

•

establish or demonstrate in the medical community the safety and efficacy of the RHA® dermal fillers and their potential advantages over and side effects compared to existing dermal fillers and products currently in clinical development;

•	the relative price of the RHA® dermal fillers as compared to alternative options, and our ability to achieve a suitable profit margin on our sales of the RHA® dermal fillers;

•	collaborate with Teoxane to obtain necessary approvals from the FDA and similar regulatory authorities for the RHA® dermal fillers;

•

adapt to additional changes to the label for the RHA® dermal fillers, that could place restrictions on how we market and sell the RHA® dermal fillers, including as a result of adverse events observed in these or other studies;

•	obtain adequate and timely supply of the RHA® dermal fillers under the Teoxane Agreement;

•	comply with the terms of the Teoxane Agreement, including our obligations with respect to purchase quantities and marketing efforts;

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comply with applicable legal and regulatory requirements, including medical device compliance as the RHA® dermal fillers are Class III Premarket Approval (“PMA”) devices under the Food, Drug and Cosmetic Act, as amended (the “FDCA”);

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register as the initial importer of the RHA® dermal fillers with FDA and obtain necessary state prescription medical device distribution permits and hire and operationalize complaint and medical device vigilance services in support of the RHA® dermal fillers; and

•	establish agreements with third party logistics providers to distribute the RHA® dermal fillers to customers.

If we do not achieve one or more of these factors, many of which are beyond our control, in a timely manner or at all, we could experience significant delays or an inability to successfully commercialize the RHA® dermal fillers, which may materially impact the success of our business. If we fail to comply with the terms of the Teoxane Agreement, including by failing to meet certain obligations in connection with purchase and marketing of RHA® dermal fillers, Teoxane may terminate the Teoxane Agreement, and we would have no further rights to distribute the RHA® dermal fillers. In addition, the lack of, or limited, complementary products to be offered by sales personnel in marketing the RHA® dermal fillers may put us at a competitive disadvantage relative to companies with more extensive product lines. Accordingly, we cannot assure you that we will be able to generate sufficient revenue through the sale of the RHA® dermal fillers to continue our business.

Reports of adverse events or safety concerns involving the RHA® dermal fillers could delay or prevent Teoxane from obtaining or maintaining regulatory approval for, or could negatively impact our sales of, the RHA® dermal fillers.

Reports of adverse events or safety concerns involving the RHA® dermal fillers could result in the FDA or other regulatory authorities withdrawing approval of the RHA® dermal fillers for any or all indications that have approval, including the use of the RHA® dermal fillers for specified aesthetic indications. We cannot assure you that patients receiving the RHA® dermal fillers will not experience serious adverse events in the future that require submission of medical device reports to the FDA. Adverse events may also negatively impact the sales of the RHA® dermal fillers. Teoxane may also be required to further update package inserts and patient information brochures of the RHA® dermal fillers based on reports of adverse events or safety concerns, which could adversely affect acceptance of the RHA® dermal fillers in the market, make competition easier or make it more difficult or expensive for us to commercialize the RHA® dermal fillers.

The Teoxane Agreement requires us to make specified annual minimum purchases of RHA® dermal fillers and to meet specified expenditure levels in connection with our marketing of RHA® dermal fillers in furtherance of the commercialization of the RHA® dermal fillers, regardless of whether our commercialization efforts are successful. Such expenditure requirements may adversely affect our cash flow and our ability to operate our business and our prospects for future growth, or may result in the termination of the Teoxane Agreement.

The Teoxane Agreement requires us to make specified annual minimum purchases of RHA® dermal fillers and to meet an annual minimum expenditure on marketing and other areas related to the commercialization of the RHA® dermal fillers, regardless of whether our commercialization efforts are successful. If we fail to meet the annual minimum purchase amount or the annual minimum marketing spending requirements specified in the Teoxane Agreement, Teoxane has the right to terminate the Teoxane Agreement.

If our commercialization efforts of the RHA® dermal fillers are unsuccessful, there can be no assurance that we will have sufficient cash flow to comply with such minimum purchase and expenditure requirements. Our obligation to Teoxane to meet such requirements could:

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make it more difficult for us to satisfy obligations with respect to our indebtedness, including the notes, and any failure to comply with the obligations of any of our debt instruments, including financial and other restrictive covenants, could result in an event of default under the agreements governing such indebtedness;

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require us to dedicate a substantial portion of available cash flow to meet the minimum expenditure requirements, which will reduce the funds available for working capital, capital expenditures, acquisitions and other general corporate purposes;

•	limit flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•	limit our ability to engage in strategic transactions or implement our business strategies;

•	limit our ability to borrow additional funds; and

•	place us at a disadvantage compared to our competitors.

Any of the factors listed above could materially and adversely affect our business and our results of operations.

We may be unable to obtain regulatory approval for DAXI, Daxibotulinumtoxin A Topical product candidates, biosimilar product candidates or future product candidates, and Teoxane may be unable to do the same for RHA® 1 and future hyaluronic acid filler advancements, under applicable regulatory requirements. The denial or delay of any such approval would delay commercialization and have a material adverse effect on our potential to generate revenue, our business prospects, and our results of operations.

To gain approval to market a biologic product, such as DAXI, DaxibotulinumtoxinA Topical or biosimilar, we must provide the FDA and foreign regulatory authorities with data that adequately demonstrate the safety, efficacy and quality of the product for the intended indication applied for in the BLA, or other respective marketing applications. Teoxane must do the same with its PMAs to the FDA for the RHA® dermal fillers. The development of such products is a long, expensive and uncertain process, and delay or failure can occur at any stage of any of our clinical trials. A number of companies in the pharmaceutical industry, including biotechnology companies, have suffered significant setbacks in clinical trials, including in Phase 3 development, even after promising results in earlier preclinical studies or clinical trials. These setbacks have been caused by, among other things, findings made while clinical trials were underway, safety or efficacy observations, including previously unreported adverse events; and the need to conduct further supportive or unanticipated studies, even after initiating Phase 3 trials. Success in preclinical testing and early clinical trials does not ensure that later clinical trials will be successful or that additional supportive studies will not be required, and the results of clinical trials by other parties may not be indicative of the results in trials we may conduct.

For example, we completed DaxibotulinumtoxinA Topical clinical trials for the treatment of crow’s feet and primary axillary hyperhidrosis, but discontinued further clinical development in 2016 following the results from our REALISE 1 Phase 3 clinical trial for crow’s feet. In 2016, we also initiated a Phase 2 trial of DAXI for the treatment of plantar fasciitis. In January 2018, we announced interim 8-week results from this study and subsequently completed the 16-week trial, which showed a strong placebo response, with the difference between the treatment groups not being statistically significant.

Our business currently depends substantially on the successful development, regulatory approval and commercialization of our product candidates.

Currently, the only products for which we have the rights to commercialize and that have been approved for sale by the applicable regulatory authorities are RHA® 2, RHA® 3, and RHA® 4. We may never obtain regulatory approval to commercialize DAXI, DaxibotulinumtoxinA Topical, biosimilar, or future rights to commercialize RHA® 1 or any hyaluronic acid filler products developed pursuant to the Teoxane Agreement. The research, testing, manufacturing, labeling, approval, sale, marketing and distribution of drug, biologic and medical device products are subject to extensive regulation by the FDA and other regulatory authorities in the U.S. and other countries, and such regulations differ from country to country. We are not permitted to market our biologic product candidates, including DAXI, DaxibotulinumtoxinA Topical, biosimilar product candidate, any hyaluronic acid filler products, such RHA® 1 or future advancements developed by Teoxane, or future product candidates, in the U.S. until we receive approval of a BLA from the FDA. We are also not permitted to market the RHA® dermal fillers for additional indications for use unless and until Teoxane receives approval of a PMA supplement for such new indication for use. We are also not permitted to market our product candidates in any foreign countries until we receive the requisite approval from the regulatory authorities of such countries.

The FDA or any foreign regulatory body can delay, limit or deny approval of our product candidates for many reasons, including:

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our inability to demonstrate to the satisfaction of the FDA or an applicable foreign regulatory body that DAXI, DaxibotulinumtoxinA Topical, biosimilar, RHA® 1 or any future hyaluronic acid filler products developed pursuant to the Teoxane Agreement or any future product candidates are safe and effective for the requested indication;

•	Teoxane’s inability to satisfy FDA approval requirements with respect to the RHA® dermal fillers or any future hyaluronic acid filler products developed pursuant to the Teoxane Agreement;

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our inability to demonstrate proof of concept of DaxibotulinumtoxinA Topical, biosimilar, RHA® 1 or any future hyaluronic acid filler products developed pursuant to the Teoxane Agreement or other products in future, new indications;

•	the FDA’s or an applicable foreign regulatory agency’s disagreement with the trial protocol or the interpretation of data from preclinical studies or clinical trials;

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our inability to demonstrate that clinical and other benefits of DAXI, DaxibotulinumtoxinA Topical, biosimilar, RHA® 1 or any future hyaluronic acid filler products developed pursuant to the Teoxane Agreement, or any future product candidates outweigh any safety or other perceived risks;

•	the FDA’s or an applicable foreign regulatory agency’s requirement for additional preclinical or clinical studies;

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the FDA’s or an applicable foreign regulatory agency’s non-approval of the formulation, labeling or the specifications of DAXI, DaxibotulinumtoxinA Topical, biosimilar, RHA® 1 or any future hyaluronic acid filler products developed pursuant to the Teoxane Agreement or any future product candidates;

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the FDA’s or an applicable foreign regulatory agency’s failure to approve our manufacturing processes or facilities, or the manufacturing processes or facilities of third-party manufacturers with which we contract; or

•	the potential for approval policies or regulations of the FDA or an applicable foreign regulatory agency to significantly change in a manner rendering our clinical data insufficient for approval.

Our business currently depends substantially on the successful development, regulatory approval and commercialization of our product candidates. Of the large number of drugs, including biologics, and medical devices in development, only a small percentage successfully complete the FDA or other regulatory approval processes and are commercialized.

Even if we eventually complete clinical testing and receive approval of any regulatory filing for DAXI, DaxibotulinumtoxinA Topical, biosimilar, RHA® 1 or any future hyaluronic acid filler products developed pursuant to the Teoxane Agreement or any future product candidates, the FDA or the applicable foreign regulatory agency may grant approval contingent on the performance of costly additional post-approval clinical trials. The FDA or the applicable foreign regulatory agency also may approve DAXI, DaxibotulinumtoxinA Topical, biosimilar, RHA® 1 or any future hyaluronic acid filler products developed pursuant to the Teoxane Agreement, or any future product candidates for a more limited indication or a narrower patient population than we originally requested, and the FDA or applicable foreign regulatory agency may not approve the labeling that we believe is necessary or desirable for the successful commercialization of our product candidates. Any delay in obtaining, or inability to obtain, applicable regulatory approval for any of our product candidates, and DAXI in particular, would delay or prevent commercialization of DAXI and would materially adversely impact our business, results of operations and prospects.

All of the RHA® dermal fillers and any of our approved products and product candidates in the future will be subject to ongoing FDA and foreign regulatory obligations and continued regulatory review.

We and any third-party contract development and manufacturers or suppliers are required to comply with applicable cGMP regulations and other international regulatory requirements. The regulations require that our product candidates be manufactured and records maintained in a prescribed manner with respect to manufacturing, testing and quality control/quality assurance activities. Manufacturers and suppliers of materials must be named in a BLA submitted to the FDA for any product candidate for which we are seeking FDA approval. The RHA® dermal fillers are subject to the FDA’s Quality Systems Regulation (“QSR”) for medical devices. Additionally, third party manufacturers and suppliers and any manufacturing facility must undergo a pre-approval inspection before we can obtain marketing authorization for any of our product candidates. Even after a manufacturer has been qualified by the FDA, the manufacturer must continue to expend time, money and effort in the area of production and quality control to ensure full compliance with cGMP and QSR, as applicable. Manufacturers are subject to regular, periodic inspections by the FDA following initial approval. Further, to the extent that we contract with third parties for the manufacture of our products (for example, Teoxane, with respect to the RHA® dermal fillers), our ability to control third-party compliance with FDA requirements will be limited to contractual remedies and rights of inspection.

If, as a result of the FDA’s inspections, it determines that the equipment, facilities, laboratories or processes do not comply with applicable FDA regulations and conditions of product approval, the FDA may not approve the product or may suspend the manufacturing operations. If the manufacturing operations of any of the suppliers for our product candidates are suspended, we may be unable to generate sufficient quantities of commercial or clinical supplies of product to meet market demand, which would harm our business. In addition, if delivery of material from our suppliers were interrupted for any reason, we might be unable to ship our approved product for commercial supply or to supply our products in development for clinical trials. Significant and costly delays can occur if the qualification of a new supplier is required.

Failure to comply with regulatory requirements could prevent or delay marketing approval or require the expenditure of money or other resources to correct. Failure to comply with applicable requirements may also result in warning letters, fines, injunctions, civil penalties, recall or seizure of products, total or partial suspension of production, refusal of the government to renew marketing applications and criminal prosecution, any of which could be harmful to our ability to generate revenues and our stock price. As such, any failure of Teoxane to maintain compliance with the applicable regulations and standards for RHA® dermal fillers could increase our costs, cause us to lose revenue, prevent the import and/or export of the RHA® dermal fillers, cause the RHA® dermal fillers to be recalled or withdrawn and prevent us from successfully commercializing the RHA® dermal fillers.

Any regulatory approvals that we receive for our product candidates are likely to contain requirements for post-marketing follow-up studies, which may be costly. Product approvals, once granted, may be modified based on data from subsequent studies or commercial use. As a result, limitations on labeling indications or marketing claims, or withdrawal from the market may be required if problems occur after approval and commercialization.

We will require substantial additional financing to achieve our goals, and a failure to obtain this necessary capital when needed on acceptable terms, or at all, could force us to delay, limit, reduce or terminate our product development, other operations or commercialization efforts.

Since our inception, most of our resources have been dedicated to the research and preclinical and clinical development of our botulinum toxin product candidates, DAXI, DaxibotulinumtoxinA Topical or biosimilar. Our clinical programs for DAXI, DaxibotulinumtoxinA Topical or biosimilar will require substantial additional funds to complete. In addition, in connection with the Teoxane Agreement, we must make specified annual minimum purchases of RHA® dermal fillers and build our marketing, sales, distribution, managerial and other non-technical capabilities or make arrangements with third parties to perform these services in order to successfully commercialize the RHA® dermal fillers. As of September 30, 2019, we had a working capital surplus of $186.4 million and an accumulated deficit of $798.9 million. Our recorded net losses were $41.4 million and $32.8 million, and $114.1 million and $102.0 million, for the three and nine months ended September 30, 2019 and 2018, respectively.

We have funded our operations primarily through the sale and issuance of common stock. As of September 30, 2019, we had capital resources consisting of cash and cash equivalents and investments of $209.0 million. We believe that we will continue to expend substantial resources for the foreseeable future for the commercialization of the RHA® dermal fillers (including the establishment of our sales and marketing function) and the clinical development of DAXI, DaxibotulinumtoxinA Topical or biosimilar and development of any other indications and product candidates that we may choose to pursue. These expenditures will include costs associated with research and development, conducting preclinical studies and clinical trials, and manufacturing and supply, and marketing and selling the RHA® dermal fillers and any other products approved for sale. In addition, other unanticipated costs may arise. Because the outcome of any clinical trial is highly uncertain, we cannot reasonably estimate the actual amounts necessary to successfully commercialize the RHA® dermal fillers and complete the development and commercialization of DAXI and any future product candidates. In addition, we have formed strategic collaborations, licensing and similar arrangements with third parties, such as the Teoxane Agreement, the Mylan Collaboration (as defined below) and Fosun License Agreement (as defined below), that we believe can complement or augment our product offerings, and may continue to do so in the foreseeable future.

We believe that our existing cash, cash equivalents, and investments, will allow us to fund our operations for at least 12 months following the date of this offering memorandum. However, our operating plan may change as a result of many factors currently unknown to us, and we may need to seek additional capital sooner than planned, through public or private equity or debt financings or other sources, such as strategic collaborations. Such financings may result in dilution to stockholders, imposition of debt covenants and repayment obligations or other restrictions that may affect our business. In addition, we may seek additional capital due to favorable market conditions or strategic considerations even if we believe that we have sufficient funds for our current or future operating plans.

Our future capital requirements depend on many factors, including:

•	our ability to successfully commercialize the RHA® dermal fillers;

•	our ability to establish our marketing, sales, and distribution functions;

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the results of our clinical trials for DAXI and preclinical studies and clinical trials of DaxibotulinumtoxinA Topical, biosimilar, RHA® 1 or any future hyaluronic acid filler products developed pursuant to the Teoxane Agreement or any future product candidates;

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the timing of, and the costs involved in, obtaining regulatory approvals for DAXI, or any future product candidates including DaxibotulinumtoxinA Topical, biosimilar, RHA® 1 or any future hyaluronic acid filler products developed pursuant to the Teoxane Agreement or any future product candidates;

•	the number and characteristics of any additional product candidates we develop or acquire;

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the scope, progress, results and costs of researching and developing and conducting preclinical and clinical trials of DAXI, DaxibotulinumtoxinA Topical, biosimilar, RHA® 1 or any future hyaluronic acid filler products developed pursuant to the Teoxane Agreement or any future product candidates;

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the cost of commercialization activities if DAXI or any future product candidates, including DaxibotulinumtoxinA Topical, biosimilar or any hyaluronic acid filler products developed pursuant to the Teoxane Agreement, are approved for sale, including marketing, sales and distribution costs;

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the cost of manufacturing DAXI, DaxibotulinumtoxinA Topical, biosimilar, any hyaluronic acid filler products developed pursuant to the Teoxane Agreement, or any future product candidates and any products we successfully commercialize and maintaining our related facilities;

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our ability to establish and maintain strategic collaborations, licensing or other arrangements including the Mylan Collaboration, Fosun Licensing Agreement, and the terms of and timing such arrangements;

•	the degree and rate of market acceptance of any future approved products;

•	the emergence, approval, availability, perceived advantages, relative cost, relative safety and relative efficacy of alternative and competing products or treatments;

•	any product liability or other lawsuits related to our products;

•	the expenses needed to attract and retain skilled personnel;

•	any litigation, including litigation costs and the outcome of such litigation;

•	the costs associated with being a public company;

•	the costs involved in preparing, filing, prosecuting, maintaining, defending and enforcing patent claims, including litigation costs and the outcome of such litigation; and

•	the timing, receipt and amount of sales of, or royalties on, future approved products, if any.

Additional capital may not be available when needed, on terms that are acceptable to us or at all. If adequate funds are not available to us on a timely basis, we may be required to delay, limit, reduce or terminate preclinical studies, clinical trials, research, development, manufacturing, sales, marketing or other commercial activities for the RHA® dermal fillers, DAXI, DaxibotulinumtoxinA Topical, biosimilar, any hyaluronic acid filler products developed pursuant to the Teoxane Agreement or any future product candidate.

If we raise additional capital through marketing and distribution arrangements or other collaborations, strategic alliances or licensing arrangements with third parties, we may have to relinquish certain valuable rights to our product candidates, technologies, future revenue streams or research programs or grant licenses on terms that may not be favorable to us. If we raise additional capital through public or private equity offerings, the ownership interest of our existing stockholders will be diluted and the terms of any new equity securities may have a preference over our common stock. If we raise additional capital through debt financing, we may be subject to covenants limiting or restricting our ability to take specific actions, such as incurring additional debt or making capital expenditures or specified financial ratios, any of which could restrict our ability to commercialize our product candidates or operate as a business.

Even if our product candidates receive regulatory approval, they may fail to achieve the broad degree of physician adoption and use necessary for commercial success.

The commercial success of DAXI, the RHA® dermal fillers and any future product candidates including DaxibotulinumtoxinA Topical or biosimilar, if approved, will depend significantly on the broad adoption and use of the resulting product by physicians for approved indications. The degree and rate of physician adoption of DAXI, the RHA® dermal fillers and any future product candidates, if approved, will depend on a number of factors, including:

•	the effectiveness and duration of effect of our product as compared to existing and future therapies;

•	physician willingness to adopt a new therapy to treat glabellar lines, cervical dystonia, plantar fasciitis, adult upper limb spasticity, migraine or other aesthetic or therapeutic indications;

•	patient satisfaction with the results and administration of our product and overall treatment experience;

•	patient demand for the treatment of glabellar lines, cervical dystonia, plantar fasciitis or other aesthetic or therapeutic indications;

•	the willingness of third-party payors to reimburse physicians or patients for DAXI, the RHA® dermal fillers and any future products we may commercialize for therapeutic indications;

•	the willingness of patients to pay out of pocket for DAXI, the RHA® dermal fillers and any future products we may commercialize for aesthetic indications; and

•	the revenue and profitability that our product will offer a physician as compared to alternative therapies.

If DAXI, the RHA® dermal fillers or any future product candidates are approved for use but fail to achieve the broad degree of physician adoption necessary for commercial success, our operating results and financial condition will be adversely affected.

In addition, DAXI has only been used in clinical trials to date. Therefore, the commercial or real-world experience may yield different outcomes or patient experiences due to variations in injection techniques, dilution approaches and dosing levels employed by different physician and nurse injectors. As a result, these market-based approaches may differ from our clinical trial design and could negatively impact adoption.

If our competitors develop and market products that are safer, more effective or more convenient or less expensive than DAXI or the RHA® dermal fillers, our commercial opportunity will be reduced or eliminated.

Our commercial opportunity with respect to DAXI or the RHA® dermal fillers will be reduced or eliminated if our competitors develop and market products that are more effective, have fewer side effects, are more convenient or are less expensive than DAXI or the RHA® dermal fillers. Our competitors include large, fully-integrated pharmaceutical companies and more established biotechnology and medical device companies, including companies offering injectable dose forms of botulinum toxin procedures and companies offering procedures such as laser treatments, face lifts, chemical peels, fat injections and cold therapy, all of which have significant resources and expertise in research and development, manufacturing, testing, obtaining regulatory approvals and marketing. It is possible that competitors will succeed in developing technologies that are safer, more effective, more convenient or with a lower cost of goods and price than those used in the RHA® dermal fillers and in our product candidates or being developed by us, or that would render our technology obsolete or noncompetitive.

Our product candidates, if approved, will face significant competition and our failure to effectively compete may prevent us from achieving significant market penetration and expansion.

We expect to enter highly competitive pharmaceutical and medical device markets. Successful competitors in the pharmaceutical and medical device markets have the ability to effectively discover therapies, obtain patents, develop, test and obtain regulatory approvals for products, and have the ability to effectively commercialize, market and promote approved products, including communicating the effectiveness, safety and value of products to actual and prospective customers and medical staff. Numerous companies are engaged in the developing, patenting, manufacturing and marketing healthcare products which we expect will compete with those that we are developing. Many of these competitors are large, experienced companies that enjoy significant competitive advantages, such as substantially greater financial, research and development, manufacturing, personnel and marketing resources, greater brand recognition and more experience and expertise in obtaining marketing approvals from the FDA and other regulatory authorities.

Upon marketing approval, the first expected use of DAXI, DaxibotulinumtoxinA Topical, or biosimilar will be in aesthetic medicine. Competition in aesthetic products is significant and dynamic, and is characterized by rapid and substantial technological development and product innovations. Numerous competitors have obtained patents protecting what they consider to be their intellectual property.

In aesthetic medicine, our BLA seeks regulatory approval of DAXI for the treatment of glabellar lines. We anticipate that DAXI, if approved, will face significant competition from existing injectable botulinum toxins as well as unapproved and off-label treatments. Further, if approved, in the future we may face competition for DAXI from biosimilar products and products based upon botulinum toxin. To compete successfully, we will have to demonstrate that the treatment of glabellar lines with DAXI is a worthwhile aesthetic treatment and has advantages over other therapies. Competition could result in reduced profit margins and limited sales, which would harm our business, financial condition and results of operations.

Due to less stringent regulatory requirements, there are many more aesthetic products and procedures available for use in a number of foreign countries than are approved for use in the U.S. There are also fewer limitations on the claims that our competitors in certain countries can make about the effectiveness of their products and the manner in which they can market them.

We currently make our DAXI clinical drug product exclusively in one internal manufacturing facility. We plan to utilize internal and external facilities, including through one or more third-party contractors, in the future to support commercial production if our product candidates are approved. If these or any future facility or our equipment were damaged or destroyed, or if we experience a significant disruption in our operations for any reason, our ability to continue to operate our business would be materially harmed.

We currently manufacture our own clinical drug product to support DAXI development in one internal manufacturing facility. In March 2017, we entered into a Technology Transfer, Validation and Commercial Fill/Finish Services Agreement (the “Althea Services Agreement”) with Ajinomoto Althea, Inc. dba Ajinomoto Bio-Pharma Services (“Althea”), a contract development and manufacturing organization. Under the Althea Services Agreement, Althea will provide us commercial fill/finish services and will serve as a second source of manufacturing for DAXI. We plan to utilize our internal and external Althea facility to support commercial production of DAXI, if approved. If these or any future facility were to be damaged, destroyed or otherwise unable to operate, whether due to earthquakes, fire, floods, hurricanes, storms, tornadoes, other natural disasters, employee malfeasance, terrorist acts, power outages or otherwise, or if performance of such manufacturing facilities is disrupted for any other reason, such an event could delay our clinical trials or, if our product candidates are approved, jeopardize our ability to manufacture our products as promptly as our customers expect or possibly at all. If we experience delays in achieving our development objectives, or if we are unable to manufacture an approved product within a timeframe that meets our customers’ expectations, our business, prospects, financial results and reputation could be materially harmed.

We recognize revenue in accordance with complex accounting standards and changes in the interpretation or application of generally accepted accounting principles may materially affect our financial statements.

In May 2014, the Financial Accounting Standards Board (the “FASB”) issued an accounting standard for revenue recognition, Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (“ASC 606”). Further, in April 2016, the FASB amended ASC 606 to provide additional guidance on revenue recognition as it pertains to licenses of intellectual property. We adopted ASC 606 and its related amendments on January 1, 2018.

The nature of our business requires the application of complex revenue recognition rules. Significant judgment is required in the interpretation and application of complex accounting guidance such as ASC 606. Our judgments and assumptions are based on the facts and circumstances of the underlying revenue transactions. The SEC, the American Institute of Certified Public Accountants (“AICPA”), the FASB and various other regulatory or accounting bodies may issue new positions, interpretive views or updated accounting standards on the treatment of complex accounting matters such as revenue recognition that may materially affect our financial statements.

Impairment in the carrying value of long-lived assets could negatively affect our operating results.

There were no indicators of impairment for the year ended December 31, 2018 or for the nine months ended September 30, 2019. Under U.S. generally accepted accounting principles (“GAAP”), long-lived assets, such as our fill/finish line, are required to be reviewed for impairment whenever adverse events or changes in circumstances indicate a possible impairment. If business conditions or other factors indicate that the carrying value of the asset may not be recoverable, we may be required to record additional non-cash impairment charges. Additionally, if the carrying value of our capital equipment exceeds current fair value as determined based on the discounted future cash flows of the related product, the capital equipment would be considered impaired and would be reduced to fair value by a non-cash charge to earnings, which could negatively affect our operating results. Events and conditions that could result in impairment in the value of our long-lived assets include adverse clinical trial results, changes in operating plans, unfavorable changes in competitive landscape, adverse changes in the regulatory environment, or other factors leading to reduction in expected long-term sales or profitability. We will evaluate the recoverability and fair value of our long-lived assets, including those related to other components of the fill/finish line, each reporting period to determine the extent to which further non-cash charges to earnings are appropriate. Additional impairment in the value of our long-lived assets may materially and negatively impact our operating results.

We have incurred significant losses since our inception and we anticipate that we will continue to incur losses for the foreseeable future. In January 2020, we entered into the Teoxane Agreement pursuant to which we obtained the right to import, market, promote, sell and distribute the RHA® dermal fillers in the United States, its territories and possessions. We have not yet had any commercial sales, and aside from our rights to the RHA® dermal fillers, only have one product candidate in clinical trials, which makes it difficult to assess our future viability.

Biotechnology product development is a highly speculative undertaking and involves a substantial degree of risk. We are not profitable and have incurred losses in each year since we commenced operations in 2002. In addition, we have limited experience and have not yet demonstrated an ability to successfully overcome many of the risks and uncertainties frequently encountered by companies in new and rapidly evolving fields, particularly in the biotechnology industry. We have not yet made any sales of the RHA® dermal fillers and have not demonstrated the ability to successfully commercialize the RHA® dermal fillers. To date, we have not obtained any regulatory approvals for any of our product candidates or generated any revenue from product sales relating to DAXI, DaxibotulinumtoxinA Topical or biosimilar. We continue to incur significant research and development and other expenses related to our ongoing clinical trials and operations, and expect to incur substantial expenses in building out our sales, marketing and distribution function as we pursue commercialization of DAXI, if approved, and the RHA® dermal fillers. As of September 30, 2019, we had a working capital surplus of $186.4 million and an accumulated deficit of $798.9 million. Our recorded net losses were $41.4 million and $32.8 million, and $114.1 million and $102.0 million for the three and nine months ended September 30, 2019 and 2018, respectively. We have funded our operations primarily through the sale and issuance of common stock. Our capital requirements to implement our business strategy are substantial, including our capital requirements to commercialize the RHA® dermal fillers and to develop and commercialize DAXI. We believe that our currently available capital is sufficient to fund our operations through at least the next 12 months following the date of this offering memorandum.

We expect to continue to incur losses for the foreseeable future, and we anticipate that these losses will increase as we continue our development of, seek regulatory approval for and begin to commercialize DAXI. Our ability to achieve revenue and profitability is dependent on our ability to complete the development of our product candidates, obtain necessary regulatory approvals and manufacture, market and commercialize our products successfully. Even if we achieve profitability in the future, we may not be able to sustain profitability in subsequent periods. Our prior losses, combined with expected future losses, may adversely affect the market price of our common stock and our ability to raise capital and continue operations.

Even if DAXI, DaxibotulinumtoxinA Topical, biosimilar, any RHA® dermal fillers or any future product candidates obtain regulatory approval, they may never achieve market acceptance or commercial success.

Even if we obtain FDA or other regulatory approvals, DAXI, DaxibotulinumtoxinA Topical, biosimilar, any hyaluronic acid filler products developed pursuant to the Teoxane Agreement or any future product candidates may not achieve market acceptance among physicians and patients, and may not be commercially successful.

The degree and rate of market acceptance of DAXI, DaxibotulinumtoxinA Topical, biosimilar, any hyaluronic acid filler products developed pursuant to the Teoxane Agreement or any future product candidates for which we receive approval depends on a number of factors, including:

•	the safety and efficacy and duration of the product as demonstrated in clinical trials;

•	the clinical indications for which the product is approved;

•	acceptance by physicians, major operators of clinics and patients of the product as a safe and effective treatment;

•	the proper training and administration of our products by physicians and medical staff;

•	the potential and perceived advantages of our products over alternative treatments;

•	the cost of treatment in relation to alternative treatments and willingness to pay for our products, if approved, on the part of payors and patients;

•

the willingness of patients to pay for DAXI, DaxibotulinumtoxinA Topical, any hyaluronic acid filler products developed pursuant to the Teoxane Agreement and other aesthetic treatments in general, relative to other discretionary items, especially during economically challenging times;

•	the willingness of third-party payors to reimburse physicians or patients for DAXI and any future products we may commercialize for therapeutic indications;

•	the relative convenience and ease of administration;

•	the prevalence and severity of adverse events; and

•	the effectiveness of our sales and marketing efforts.

Any failure by our product candidates that obtain regulatory approval to achieve market acceptance or commercial success would materially adversely affect our results of operations and delay, prevent or limit our ability to generate revenue and continue our business.

Clinical drug development involves a lengthy and expensive process with an uncertain outcome, and results of earlier studies and trials may not be predictive of future trial results.

Clinical testing is expensive and can take many years to complete, and its outcome is inherently uncertain. Furthermore, we rely on contract research organizations (“CROs”), and clinical trial sites to ensure the proper and timely conduct of our clinical trials. While we have agreements governing the committed activities of our CROs, we have limited influence over their actual performance. A failure of one or more of our clinical trials can occur at any time during the clinical trial process. The results of preclinical studies and clinical trials of our product candidates may not be predictive of the results of later-stage clinical trials. Furthermore, final results may differ from interim results. For example, any positive results generated to date in clinical trials for DAXI do not ensure that later clinical trials, including any DAXI clinical trials for the treatment of glabellar lines, will demonstrate similar results. Product candidates in later stages of clinical trials may fail to show the desired safety profile and efficacy despite having progressed through preclinical studies and initial clinical trials.

A number of companies in the biotechnology industry have suffered significant setbacks in advanced clinical trials due to a lack of efficacy or adverse safety profiles, notwithstanding promising results in earlier clinical trials. We have suffered similar setbacks with the clinical development of DaxibotulinumtoxinA Topical and we cannot be certain that we will not face other similar setbacks in the future for DAXI or other clinical development programs. Even if our clinical trials are completed, the results may not be sufficient to obtain regulatory approval for our product candidates.

We have in the past and may in the future experience delays in our ongoing clinical trials, and we do not know whether future clinical trials, if any, will begin on time, need to be redesigned, enroll an adequate number of subjects on time or be completed on schedule, if at all. Clinical trials can be delayed or aborted for a variety of reasons, including delay or failure to:

•	obtain regulatory approval to commence a trial;

•

reach agreement on acceptable terms with prospective CROs and clinical trial sites, the terms of which can be subject to extensive negotiation and may vary significantly among different CROs and trial sites;

•	obtain institutional review board approval at each site;

•	recruit suitable subjects to participate in a trial;

•	have subjects complete a trial or return for post-treatment follow-up;

•	ensure clinical sites observe trial protocol or continue to participate in a trial;

•	address any patient safety concerns that arise during the course of a trial;

•	address any conflicts with new or existing laws or regulations;

•	add a sufficient number of clinical trial sites; or

•	manufacture sufficient quantities of product candidate for use in clinical trials.

Subject enrollment is a significant factor in the timing of clinical trials and is affected by many factors, including the size and nature of the patient population, the proximity of patients to clinical sites, the eligibility criteria for the trial, the design of the clinical trial, competing clinical trials and clinicians’ and patients’ perceptions as to the potential advantages of the drug being studied in relation to other available therapies, including any new drugs or treatments that may be approved for the indications we are investigating.

We could also encounter delays if a clinical trial is suspended or terminated by us, by the IRBs of the institutions in which such trials are being conducted, by the data safety monitoring board, for such trial or by the FDA or other regulatory authorities. Such authorities may suspend or terminate a clinical trial due to a number of factors, including failure to conduct the clinical trial in accordance with regulatory requirements or our clinical protocols, failure of inspection of the clinical trial operations or trial site by the FDA or other regulatory authorities resulting in the imposition of a clinical hold, discovery of unforeseen safety issues or adverse side effects, failure to demonstrate a benefit from using a drug, changes in governmental regulations or administrative actions or lack of adequate funding to continue the clinical trial.

If we experience delays in the completion or termination of any clinical trial of our product candidates, the commercial prospects of these product candidates may be harmed, and our ability to generate product revenues from any of these product candidates will be delayed. In addition, any delays in completing our clinical trials will increase our costs, slow down our product candidate development and approval process and jeopardize our ability to commence product sales and generate revenues. Any of these occurrences may significantly harm our business, financial condition and prospects. In addition, many of the factors that cause or lead to a delay in the commencement or completion of clinical trials may also ultimately lead to the denial of regulatory approval of our product candidates.

We have no experience manufacturing DAXI, DaxibotulinumtoxinA Topical, biosimilar, or any other product candidates at full commercial scale. If any of these product candidates are approved, we will face certain risks associated with scaling up our manufacturing capabilities to support commercial production.

We have developed an integrated manufacturing, research and development facility located at our corporate headquarters. We manufacture drug substance and finished dose forms of the drug product at this facility that we use for research and development purposes and clinical trials. We do not have experience in manufacturing DAXI, DaxibotulinumtoxinA Topical, biosimilar, or any other product candidates at commercial scale. If any of our product candidates are approved, we may need to expand our manufacturing facilities, add manufacturing personnel and ensure that validated processes are consistently implemented in our facilities and potentially enter into additional relationships with third-party manufacturers. The upgrade and expansion of our facilities will require additional regulatory approvals. In addition, it will be costly and time-consuming to expand our facilities and recruit necessary additional personnel. If we are unable to expand our manufacturing facilities in compliance with regulatory requirements or to hire additional necessary manufacturing personnel, we may encounter delays or additional costs in achieving our research, development and commercialization objectives, including obtaining regulatory approvals of our product candidates, which could materially damage our business and financial position.

We rely on Teoxane for the manufacture and supply of the RHA® dermal fillers pursuant to the Teoxane Agreement, and our dependence on Teoxane may impair our ability to commercialize of the RHA® dermal fillers.

Pursuant to the Teoxane Agreement, we are not entitled to manufacture the RHA® dermal fillers. Instead, Teoxane is responsible for supplying all of our requirements for the RHA® dermal fillers. If Teoxane were to cease production or otherwise fail to timely supply us with an adequate supply of the RHA® dermal fillers, our ability to commercialize the RHA® dermal fillers would be adversely affected.

Teoxane is required to produce the RHA® dermal fillers under QSR in order to meet acceptable standards for commercial sale. If such standards change, the ability of Teoxane to produce the RHA® dermal fillers on the schedule we require to meet commercialization goals may be affected. Teoxane is subject to pre-approval inspections and periodic unannounced inspections by the FDA and corresponding state and foreign authorities to ensure strict compliance with QSR and other applicable government regulations and corresponding foreign standards. We do not have control over Teoxane’s compliance with these regulations and standards. Any difficulties or delays in Teoxane’s manufacturing and supply of the RHA® dermal fillers or any failure of Teoxane to maintain compliance with the applicable regulations and standards could increase our costs, cause us to lose revenue, prevent the import and/or export of the RHA® dermal fillers, or cause the RHA® dermal fillers to be the subject of field alerts, recalls or market withdrawals.

We currently contract with third-party manufacturers for certain components and services necessary to produce DAXI and expect to continue to do so to support further clinical trials and commercial scale production if DAXI is approved. This increases the risk that we will not have sufficient quantities of DAXI or be able to obtain such quantities at an acceptable cost, which could delay, prevent or impair our development or commercialization efforts.

We currently rely on third-party manufacturers for certain components such as bulk peptide and services such as fill/finish services, necessary to produce DAXI for our clinical trials, and we expect to continue to rely on these or other manufacturers to support our commercial requirements if DAXI is approved. In particular, in March 2017, we entered into the Althea Services Agreement. We plan to utilize our internal and external Althea facility to support commercial production of DAXI, if approved. Some of our contracts with these manufacturers contain minimum order and pricing provisions and provide for early termination based on regulatory approval milestones.

Reliance on third-party manufacturers entails additional risks, including the reliance on the third party for regulatory compliance and quality assurance, the possible breach of the manufacturing agreement by the third party, and the possible termination or nonrenewal of the agreement by the third party at a time that is costly or inconvenient for us. In addition, third- party manufacturers may not be able to comply with cGMP or QSR, or similar regulatory requirements outside the U.S. Our failure or the failure of our third-party manufacturers to comply with applicable regulations could result in sanctions being imposed on us, including fines, injunctions, civil penalties, delays, suspension or withdrawal of approvals, license revocation, seizures or recalls of products, operating restrictions and criminal prosecutions, any of which could significantly and adversely affect supplies of DAXI, or any other product candidates or products that we may develop. Any failure or refusal to supply the components or services for DAXI or any other product candidates or products that we may develop could delay, prevent or impair our clinical development or commercialization efforts.

We depend on single-source suppliers for the raw materials necessary to produce DAXI, DaxibotulinumtoxinA Topical, biosimilar, and any other product candidates. The loss of these suppliers, or their failure to supply us with these raw materials, would materially and adversely affect our business.

We and our manufacturers purchase the materials necessary to produce DAXI for our clinical trials from single-source third-party suppliers. There are a limited number of suppliers for the raw materials that we use to manufacture our product candidates, and we may need to assess alternate suppliers to prevent a possible disruption of the manufacture of the materials necessary to produce our product candidates for our clinical trials and, if approved, ultimately for commercial sale. In particular, we outsource the manufacture of bulk peptide through our agreement with Bachem Americas, Inc, which provides for the development, manufacture and supply of peptide in accordance with certain specifications.

We do not have any control over the process or timing of the acquisition of raw materials by our manufacturers. Although we generally do not begin a clinical trial unless we believe that we have a sufficient supply of a product candidate to complete the clinical trial, any significant delay in the supply of DAXI or any future product candidates, or the raw material components thereof, for an ongoing clinical trial due to the need to replace a third-party supplier could considerably delay completion of our clinical trials, product testing and potential regulatory approval of DAXI or any future product candidates. If we or our manufacturers are unable to purchase these raw materials on acceptable terms and at sufficient quality levels or in adequate quantities if at all, the development of DAXI and any future product candidates, or the commercial launch of any approved products, would be delayed or there would be a shortage in supply, which would impair our ability to meet our development objectives for our product candidates or generate revenues from the sale of any approved products.

Furthermore, if there is a disruption to our or our third-party suppliers’ relevant operations, we will have no other means of producing DAXI or any future product candidates until they restore the affected facilities or we or they procure alternative facilities. Additionally, any damage to or destruction of our or our third party or suppliers’ facilities or equipment may significantly impair our ability to manufacture our product candidates on a timely basis.

We currently have limited marketing and sales capabilities and no field sales organization. If we are unable to establish sales and marketing capabilities on our own or through third parties, we will be unable to successfully commercialize DAXI, the RHA® dermal fillers or any other future product candidates, if approved, or generate product revenue.

We currently have limited marketing and sales capabilities and no field sales organization. To commercialize DAXI, the RHA® dermal fillers, or any other future product candidates, if approved, in the U.S., Europe and other jurisdictions we seek to enter, we must build our marketing, sales, distribution, managerial and other non-technical capabilities or make arrangements with third parties to perform these services, and we may not be successful in doing so. In connection with the Teoxane Agreement, we will have to build out our marketing and sales capabilities sooner than we initially anticipated. We expect to market DAXI and the RHA® dermal fillers, as applicable, through our own sales force in North America, and in Europe and other countries through either our own sales force or a combination of our internal sales force and distributors or partners, which may be expensive and time consuming.

We have no prior experience in the marketing, sale and distribution of pharmaceutical products and there are significant risks involved in building and managing a sales organization, including our ability to hire, retain and incentivize qualified individuals, generate sufficient sales leads, provide adequate training to sales and marketing personnel and effectively manage a geographically dispersed sales and marketing team. Any failure or delay in the development of our internal sales, marketing and distribution capabilities would adversely impact the commercialization of these products, and may result in a breach of our obligations to Teoxane under the Teoxane Agreement. We may choose to collaborate with third parties that have direct sales forces and established distribution systems, either to augment our own sales force and distribution systems or in lieu of our own sales force and distribution systems. If we are unable to enter into such arrangements on acceptable terms or at all, we may not be able to successfully commercialize the RHA® dermal fillers, DAXI or any future product candidates. We also have to compete with other pharmaceutical and life sciences companies to recruit, hire, train and retain sales and marketing personnel, and turnover in our sales force and marketing personnel could negatively affect the commercialization of RHA® dermal fillers and, if it receives regulatory approval, DAXI. If we are not successful in commercializing the RHA® dermal fillers, DAXI or any future product candidates, either on our own or through collaborations with one or more third parties, our future product revenue will suffer and we would incur significant additional losses.

As we evolve from a company primarily involved in research and development to a company involved in the commercialization of products, we will need to increase the size of our organization and we may experience difficulties in managing this growth.

In order to successfully commercialize our products, we need to expand our organization, including adding marketing, managerial, operational and sales capabilities, or contracting with third parties to provide these capabilities for us. If we are successful in advancing DAXI or any other product candidates through the development stage towards commercialization, we may need to expand such capabilities even further. Our management, personnel, systems and facilities currently in place are not adequate to support the commercialization of the RHA® dermal fillers and the potential commercialization of DAXI and any other product candidates, if they are approved. Effectively executing our growth strategy requires that we:

•	identify recruit, train, integrate, incentivize and retain adequate numbers of effective sales and marketing personnel;

•	generate sufficient sales leads, provide adequate training to sales and marketing personnel and effectively manage a geographically dispersed sales and marketing team;

•	achieve, maintain and grow market, physician, patient and healthcare payor acceptance of, and demand for our products;

•	manage our clinical trials and manufacturing operations effectively;

•	manage our internal development efforts effectively while carrying out our contractual obligations to Teoxane under the Teoxane Agreement and to other third parties; and

•	continue to improve our operational, financial and management controls, reporting systems and procedures.

As our operations expand, we expect that we will also need to manage additional relationships with various collaborative partners, suppliers and other third parties. Future growth will impose significant added responsibilities on our organization, in particular on management. Our future financial performance and our ability to commercialize the RHA® dermal fillers and, if approved, DAXI and to compete effectively will depend, in part, on our ability to manage any future growth effectively. Due to our limited financial resources and our limited experience in managing a company with such anticipated growth, we may not be able to effectively manage the expansion of our operations or recruit and train additional qualified personnel. The physical expansion of our operations may lead to significant costs and may divert our management and business development resources. Any inability to manage growth could delay the execution of our development and strategic objectives, or disrupt our operations.

We or the third parties upon whom we depend may be adversely affected by earthquakes or other natural disasters and our business continuity and disaster recovery plans may not adequately protect us from a serious disaster.

Our corporate headquarters and other facilities, including our internal manufacturing facility, are located in the San Francisco Bay Area, which has experienced severe earthquakes. We do not carry earthquake insurance. Earthquakes or other natural disasters could severely disrupt our operations, and have a material adverse effect on our business, results of operations, financial condition and prospects.

If a natural disaster, power outage or other event occurred that prevented us from using all or a significant portion of our headquarters, that damaged critical infrastructure, such as our manufacturing facility, enterprise financial systems or manufacturing resource planning and enterprise quality systems, or that otherwise disrupted operations, it may be difficult or, in certain cases, impossible for us to continue our business for a substantial period of time. In particular, because we manufacture botulinum toxin in our facilities, we would be required to obtain further clearance and approval by state, federal or other applicable authorities to continue or resume manufacturing activities. The disaster recovery and business continuity plans we have in place currently are limited and may not be adequate in the event of a serious disaster or similar event. We may incur substantial expenses as a result of the limited nature of our disaster recovery and business continuity plans, which, particularly when taken together with our lack of earthquake insurance, could have a material adverse effect on our business.

Furthermore, integral parties in our supply chain are geographically concentrated and operating from single sites, thereby increasing their vulnerability to natural disasters or other sudden, unforeseen and severe adverse events. If such an event were to affect our supply chain, it could have a material adverse effect on our business.

We currently rely on third parties and consultants to conduct all our preclinical studies and clinical trials. If these third parties or consultants do not successfully carry out their contractual duties or meet expected deadlines, we may be unable to obtain regulatory approval for or commercialize DAXI, the RHA® dermal fillers or any future product candidates.

We do not have the ability to independently conduct preclinical studies or clinical trials. We rely on medical institutions, clinical investigators, contract laboratories, collaborative partners and other third parties, such as CROs and clinical data management organizations, to conduct clinical trials on our product candidates. The third parties with whom we contract for execution of our clinical trials play a significant role in the conduct of these trials and the subsequent collection and analysis of data. However, these third parties are not our employees, and except for contractual duties and obligations, we have limited ability to control the amount or timing of resources that they devote to our programs. Although we rely on these third parties to conduct our preclinical studies and clinical trials, we remain responsible for ensuring that each of our preclinical studies and clinical trials is conducted in accordance with its investigational plan and protocol. Moreover, the FDA and foreign regulatory authorities require us to comply with regulations and standards, commonly referred to as good clinical practices (“GCPs”) and good laboratory practices for conducting, monitoring, recording and reporting the results of clinical and preclinical trials to ensure that the data and results are scientifically credible and accurate, and that the trial subjects are adequately informed of the potential risks of participating in clinical trials. We also rely on consultants to assist in the execution, including data collection and analysis, of our clinical trials.

In addition, the execution of preclinical studies and clinical trials, and the subsequent compilation and analysis of the data produced, requires coordination among various parties. In order for these functions to be carried out effectively and efficiently, it is imperative that these parties communicate and coordinate with one another. Moreover, these third parties may also have relationships with other commercial entities, some of which may compete with us. These third parties may terminate their agreements with us upon as little as 30 days’ prior written notice of a material breach by us that is not cured within 30 days. Many of these agreements may also be terminated by such third parties under certain other circumstances, including our insolvency or our failure to comply with applicable laws. In general, these agreements require such third parties to reasonably cooperate with us at our expense for an orderly winding down of services of such third parties under the agreements. If the third parties or consultants conducting our clinical trials do not perform their contractual duties or obligations, experience work stoppages, do not meet expected deadlines, terminate their agreements with us or need to be replaced, or if the quality or accuracy of the clinical data they obtain is compromised due to the failure to adhere to our clinical trial protocols or GCPs, or for any other reason, we may need to conduct additional clinical trials or enter into new arrangements, which could be difficult, costly or impossible, and our clinical trials may be extended, delayed or terminated or may need to be repeated. We may be unable to recover unused funds from these third-parties. If any of the foregoing were to occur, we may not be able to obtain, or may be delayed in obtaining, regulatory approval for, and will not be able to, or may be delayed in our efforts to, successfully commercialize the product candidate being tested in such trials.

If any products we develop are not accepted by the market or if regulatory agencies limit our labeling indications, require labeling content that diminishes market uptake of our products or limits our marketing claims, we may be unable to generate significant revenues, if any.

Even if we obtain regulatory approval for DAXI, the RHA® dermal fillers, DaxibotulinumtoxinA Topical, biosimilar, or any other product candidates and are able to commercialize them, these products may not gain market acceptance among physicians, patients, healthcare payors and the medical community.

The degree of market acceptance of any of our approved products will depend upon a number of factors, including:

•	the indication for which the product is approved and its approved labeling;

•	the presence of other competing approved treatments and therapies;

•	the potential advantages of the product over existing and future treatment products;

•	the relative convenience and ease of administration of the product;

•	the strength of our sales, marketing and distribution support;

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the willingness of third-party payors to provide adequate reimbursement for our approved products, and the willingness of payments to pay for our approved products in the absence of third-party reimbursement; and

•	the price and cost-effectiveness of the product.

The FDA or other regulatory agencies could limit the labeling indication for which our product candidates may be marketed or could otherwise limit marketing efforts for our products. If we are unable to achieve approval or successfully market any of our product candidates, or marketing efforts are restricted by regulatory limits, our ability to generate revenues could be significantly impaired.

If we are found to have improperly promoted off-label uses for our products that are approved for marketing, including the RHA® dermal fillers and, if approved for marketing, DAXI, or if physicians misuse our products or use our products off-label, we may become subject to prohibitions on the sale or marketing of our products, significant fines, penalties, and sanctions, product liability claims, and our image and reputation within the industry and marketplace could be harmed.

The FDA and other regulatory agencies strictly regulate the marketing and promotional claims that are made about regulated products, such as the RHA® dermal fillers and, if approved, DAXI. In particular, a product may not be promoted for uses or indications that are not approved by the FDA or such other regulatory agencies as reflected in the product’s approved labeling. If we are found to have promoted such off-label uses, we may receive warning letters and become subject to significant liability, which would materially harm our business. The federal government has levied large civil and criminal fines against companies for alleged improper promotion and has enjoined several companies from engaging in off-label promotion. If we become the target of such an investigation or prosecution based on our marketing and promotional practices, we could face similar sanctions, which would materially harm our business. In addition, management’s attention could be diverted from our business operations, significant legal expenses could be incurred, and our reputation could be damaged. The FDA has also requested that companies enter into consent decrees or permanent injunctions under which specified promotional conduct is changed or curtailed. If we are deemed by the FDA to have engaged in the promotion of our products for off-label use, we could be subject to FDA prohibitions on the sale or marketing of our products or significant fines and penalties, and the imposition of these sanctions could also affect our reputation and position within the industry.

Physicians may, in their independent medical judgment, prescribe legally available products for off-label uses. However, physicians may also misuse the RHA® dermal fillers and, if approved, DAXI or our other products, or use improper techniques, potentially leading to adverse results, side effects or injury, which may lead to product liability claims. If these products are misused or used with improper technique, we may become subject to costly litigation by our customers or their patients. Product liability claims could divert management’s attention from our core business, be expensive to defend, and result in sizable damage awards against us that may not be covered by insurance. Furthermore, the use of these products for indications other than those cleared by the FDA may not effectively treat such conditions, which could harm our reputation in the marketplace among physicians and patients.

Any of these events could harm our business and results of operations and cause our stock price to decline.

If there is not sufficient physician and patient demand for and acceptance of the RHA® dermal fillers, or, if approved for commercialization, DAXI and any future product candidates, our financial results and future prospects will be harmed.

Use of the RHA® dermal fillers, and, if approved for commercialization, DAXI for aesthetic indications are elective procedures, the cost of which must be borne by the patient, and we do not expect it to be reimbursable through government or private health insurance. The decision by a patient to elect to undergo the treatment of aesthetic indications with the RHA® dermal fillers or, if approved for commercialization, DAXI may pursue may be influenced by a number of factors, including:

•	the success of any sales and marketing programs that we, or any third parties we engage, undertake, and as to which we have limited experience;

•	the extent to which physicians recommend the RHA® dermal fillers or DAXI to their patients;

•	the extent to which the RHA® dermal fillers or DAXI satisfies patient expectations;

•	our ability to properly train physicians in the use of the RHA® dermal fillers and DAXI or such that their patients do not experience excessive discomfort during treatment or adverse side effects;

•	the cost, safety and effectiveness of the RHA® dermal fillers and DAXI versus other treatments;

•	consumer sentiment about the benefits and risks of aesthetic procedures generally and the RHA® dermal fillers and DAXI in particular;

•	the success of any direct-to-consumer marketing efforts we may initiate; and

•	general consumer confidence, which may be impacted by general economic and political conditions.

Our business, financial results and future prospects will be materially harmed if we cannot generate sufficient demand for the RHA® dermal fillers or, if approved for commercialization, DAXI or for any other future product candidate.

We are subject to uncertainty relating to third-party reimbursement policies which, if not favorable for DAXI or any future product candidates, could hinder or prevent their commercial success.

Our ability to commercialize DAXI or any future product candidates for therapeutic indications such as cervical dystonia, adult upper limb spasticity, plantar fasciitis or migraine will depend in part on the coverage and reimbursement levels set by governmental authorities, private health insurers and other third-party payors. As a threshold for coverage and reimbursement, third-party payors generally require that drug products have been approved for marketing by the FDA. Third-party payors also are increasingly challenging the effectiveness of and prices charged for medical products and services. We may not obtain adequate third-party coverage or reimbursement for DAXI or any future product candidates for therapeutic indications, or we may be required to sell them at a discount.

We expect that third-party payors will consider the efficacy, cost effectiveness and safety of DAXI in determining whether to approve reimbursement for DAXI for therapeutic indications and at what level. Our business would be materially adversely affected if we do not receive coverage and adequate reimbursement of DAXI for therapeutic indications from private insurers on a timely or satisfactory basis. No uniform policy for coverage and reimbursement for products exists among third-party payors in the United States; therefore, coverage and reimbursement for products can differ significantly from payor to payor. Further, coverage under certain government programs, such as Medicare and Medicaid, may not be available for certain of our product candidates. As a result, the coverage determination process will likely be a time-consuming and costly process, with no assurance that coverage and adequate reimbursement will be applied consistently or obtained in the first instance. Our business could also be adversely affected if third-party payors limit the indications for which DAXI will be reimbursed to a smaller patient set than we believe they are effective in treating.

In some foreign countries, particularly Canada and European countries, the pricing of prescription pharmaceuticals is subject to strict governmental control. In these countries, pricing negotiations with governmental authorities can take six to 12 months or longer after the receipt of regulatory approval and product launch. To obtain favorable reimbursement for the indications sought or pricing approval in some countries, we may be required to conduct a clinical trial that compares the cost-effectiveness of our products, including DAXI, to other available therapies. If reimbursement for our product is unavailable in any country in which reimbursement is sought, limited in scope or amount, or if pricing is set at unsatisfactory levels, our business could be materially harmed.

If product liability lawsuits are brought against us, we may incur substantial liabilities and may be required to limit commercialization of any future products we develop.

We face an inherent risk of product liability lawsuits as a result of commercializing the RHA® dermal fillers and as a result of the clinical testing of DAXI, DaxibotulinumtoxinA Topical, biosimilar, or any other product candidates. For example, we may be sued if any product we develop allegedly causes injury or is found to be otherwise unsuitable during product testing, manufacturing, marketing or sale. Any such product liability claims may include allegations of defects in manufacturing, defects in design, a failure to warn of dangers inherent in the product, negligence, strict liability and a breach of warranties. Claims could also be asserted under state consumer protection acts. If we cannot successfully defend ourselves against product liability claims, we may incur substantial liabilities or be required to limit commercialization of our products. Even a successful defense would require significant financial and management resources. Regardless of the merits or eventual outcome, liability claims may result in:

•	decreased demand for the RHA® dermal fillers, DAXI or any future product candidates or products we develop;

•	injury to our reputation and significant negative media attention;

•	withdrawal of clinical trial participants or cancellation of clinical trials;

•	costs to defend the related litigation;

•	a diversion of management’s time and our resources;

•	substantial monetary awards to trial participants or patients;

•	regulatory investigations, product recalls, withdrawals or labeling, marketing or promotional restrictions;

•	loss of revenue;

•	an increase in product liability insurance premiums or an inability to maintain product liability insurance coverage; and

•	the inability to commercialize the RHA® dermal fillers, DAXI or any other products we develop.

Our inability to obtain and maintain sufficient product liability insurance at an acceptable cost and scope of coverage to protect against potential product liability claims could prevent or inhibit the commercialization of DAXI, the RHA® dermal fillers or any future products we develop. We currently carry product liability insurance covering our clinical trials. Although we maintain such insurance, any claim that may be brought against us could result in a court judgment or settlement in an amount that is not covered, in whole or in part, by our insurance or that is in excess of the limits of our insurance coverage. Our insurance policies also have various exclusions and deductibles, and we may be subject to a product liability claim for which we have no coverage. We will have to pay any amounts awarded by a court or negotiated in a settlement that exceed our coverage limitations or that are not covered by our insurance, and we may not have, or be able to obtain, sufficient capital to pay such amounts. Moreover, in the future, we may not be able to maintain insurance coverage at a reasonable cost or in sufficient amounts to protect us against losses. If and when we obtain approval for marketing DAXI we intend to expand our insurance coverage to include the sale of DAXI as applicable; however, we may be unable to obtain this liability insurance on commercially reasonable terms.

We have been, and in the future may be, subject to securities class action and stockholder derivative actions. These, and potential similar or related litigation, could result in substantial damages and may divert management’s time and attention from our business.

We have been, and may in the future be, the target of securities class actions or stockholder derivative claims. On May 1, 2015, a securities class action complaint was filed on behalf of City of Warren Police and Fire Retirement System against us and certain of our directors and executive officers at the time of our follow-on public offering, and the investment banking firms that acted as the underwriters in our follow-on public offering. The Court granted final approval of the settlement, as set forth in the Stipulation of Settlement, on July 28, 2017. While the litigation has ended, we may be subject to future securities class action and shareholder derivation actions, which may adversely impact our business, results of operations, financial position or cash flows and divert management’s time and attention from the business.

If we fail to attract and keep senior management and key scientific personnel, we may be unable to successfully develop DAXI, DaxibotulinumtoxinA Topical, biosimilar or any future product candidates, conduct our clinical trials and commercialize the RHA® dermal fillers, DAXI, DaxibotulinumtoxinA Topical, biosimilar or any future products we develop.

Our success depends in part on our continued ability to attract, retain and motivate highly qualified management, clinical and scientific personnel. We believe that our future success is highly dependent upon the contributions of our senior management, particularly Mark J. Foley, our President and Chief Executive Officer, Abhay Joshi, Ph.D., our Chief Operating Officer, Tobin C. Schilke, our Chief Financial Officer, and Dustin Sjuts, our Chief Commercial Officer, Aesthetics & Therapeutics, as well as our senior scientists and other members of our senior management team. The loss of services of any of these individuals could delay or prevent the successful development of our product pipeline, the completion of our planned clinical trials or the commercialization of the RHA® dermal fillers, DAXI, DaxibotulinumtoxinA Topical, biosimilar or any future products we develop.

Leadership transitions can be inherently difficult to manage. Resignations of executive officers may cause disruption in our business, strategic and employee relationships, which may significantly delay or prevent the achievement of our business objectives. Leadership changes may also increase the likelihood of turnover in other key officers and employees and may cause declines in the productivity of existing employees. The search for a replacement officer may take many months or more, further exacerbating these factors. Identifying and hiring an experienced and qualified executive officer are typically difficult. Periods of transition in senior management leadership are often difficult as the new executives gain detailed knowledge of our operations and may result in cultural differences and friction due to changes in strategy and style. During the transition periods, there may be uncertainty among investors, employees, creditors and others concerning our future direction and performance.

We could experience problems attracting and retaining qualified employees. Competition for qualified personnel in the biotechnology and pharmaceuticals field is intense and the turnover rate can be high due to the limited number of individuals who possess the skills and experience required by our industry. We will need to hire a significant number of additional personnel as we begin building out a U.S. commercial organization for the distribution of RHA® dermal fillers in the U.S. in the second quarter of 2020 and, if the BLA is timely approved in the fourth quarter of 2020, the planned initiation of commercialization activities for DAXI for the treatment of glabellar lines before year end 2020. We may not be able to attract and retain quality personnel on acceptable terms, or at all. In addition, to the extent we hire personnel from competitors, we may be subject to allegations that they have been improperly solicited or that they have divulged proprietary or other confidential information, or that their former employers own their previous research output.

If we are not successful in discovering, developing, acquiring and commercializing additional product candidates, our ability to expand our business and achieve our strategic objectives would be impaired.

Although a substantial amount of our effort will focus on the commercialization of the RHA® dermal fillers and the continued clinical testing and potential approval of DAXI, a key element of our strategy is to discover, develop and commercialize a portfolio of botulinum toxin products for both aesthetic and therapeutic indications. We are seeking to do so through our internal research programs and may explore strategic collaborations for the development or acquisition of new products.

Even if we identify an appropriate collaboration or product acquisition, we may not be successful in negotiating the terms of the collaboration or acquisition, or effectively integrating the collaboration or acquired product into our existing business and operations. Moreover, we may not be able to pursue such opportunities if they fall within the non-compete provision of the Teoxane Agreement, which prohibits us from developing, manufacturing, marketing, selling, detailing or promoting any cross-linked hyaluronic acid dermal filler (other than the RHA® dermal fillers) in the United States during the term of the Teoxane Agreement. We have limited experience in successfully acquiring and integrating products and technologies into our business and operations, and even if we are able to consummate an acquisition or other investment, we may not realize the anticipated benefits of such acquisitions or investments. We may face risks, uncertainties and disruptions, including difficulties in the integration of the operations and services of these acquisitions. If we fail to successfully integrate collaborations, assets, products or technologies that we enter into or acquire, or if we fail to successfully exploit acquired product distribution rights and maintain acquired relationships with customers, our business could be harmed. Furthermore, we may have to incur debt or issue equity securities in connection with proposed collaborations or to pay for any product acquisitions or investments, the issuance of which could be dilutive to our existing shareholders. Identifying, contemplating, negotiating or completing a collaboration or product acquisition and integrating an acquired product or technology could significantly divert management and employee time and resources.

While DAXI is in the clinical development stage, DaxibotulinumtoxinA Topical and all of our other potential product candidates remain in the discovery or preclinical stage. Research programs to identify product candidates require substantial technical, financial and human resources, whether or not any product candidates are ultimately identified. Our research programs may initially show promise in identifying potential product candidates, yet fail to yield product candidates for clinical development for many reasons, including the following:

•	the research methodology used may not be successful in identifying potential product candidates;

•	competitors may develop alternatives that render our product candidates obsolete or less attractive;

•	product candidates we develop may nevertheless be covered by third parties’ patents or other exclusive rights;

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a product candidate may on further study be shown to have harmful side effects or other characteristics that indicate it is unlikely to be effective or otherwise does not meet applicable regulatory criteria;

•	a product candidate may not be capable of being produced in commercial quantities at an acceptable cost, or at all;

•	a product candidate may not be accepted as safe and effective by patients, the medical community or third-party payors, if applicable; and

•	intellectual property rights of third parties may potentially block our entry into certain geographies or make such entry economically impracticable.

If we fail to develop and successfully commercialize other product candidates, our business and future prospects may be harmed and our business will be more vulnerable to problems that we encounter in commercializing the RHA® dermal fillers and in developing and commercializing DAXI.

The requirements of being a public company may strain our resources, divert management’s attention and affect our ability to attract and retain qualified members of our board of directors.

We are subject to the reporting requirements of the Exchange Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), The Nasdaq Stock Market LLC listing rules and other applicable securities rules and regulations. Compliance with these rules and regulations has increased and will continue to increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly, and increase demand on our systems and resources. The Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain and, if required, improve our disclosure controls and procedures and internal control over financial reporting to meet this standard, significant resources and management oversight may be required. As a result, management’s attention may be diverted from other business concerns, which could harm our business and operating results. Although we have hired additional employees to comply with these requirements, we may need to hire more employees in the future, which will increase our costs and expenses.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, regulatory authorities may initiate legal proceedings against us and our business may be harmed.

As a public company that is subject to these rules and regulations we may find it is more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors and qualified executive officers.

We need to maintain effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act, and the failure to do so could have a material adverse effect on our business and stock price.

The Sarbanes-Oxley Act requires, among other things, that we maintain effective internal control over financial reporting and disclosure controls and procedures. We are required to perform system and process evaluation and testing of our internal control over financial reporting to allow management to report on the effectiveness of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. Our independent registered public accounting firm is required to attest to the effectiveness of our internal control over financial reporting in connection with the filing of our Annual Report on Form 10-K. If we or our independent registered public accounting firm identifies deficiencies in our internal control over financial reporting that are deemed to be material weaknesses, the market price of our common stock could decline and we could be subject to actions or investigations by the SEC, or other regulatory authorities, which would require additional financial and management resources.

We may experience difficulties maintaining our new enterprise resource planning system.

In the second quarter of 2019, we implemented a new enterprise resource planning (“ERP”) system. ERP implementations are complex and time-consuming, and involve substantial expenditures on system software and implementation activities. The ERP system will be critical to our ability to provide important information to our management, obtain and deliver our products, provide services and customer support, send invoices and track payments, fulfill contractual obligations, accurately maintain books and records, provide accurate, timely and reliable reports on our financial and operating results or otherwise operate our business. ERP implementations also require transformation of business and financial processes in order to reap the benefits of the ERP system; any such transformation involves risks inherent in the conversion to a new computer system, including loss of information and potential disruption to our normal operations. The implementation and maintenance of the new ERP system has required, and will continue to require, the investment of significant financial and human resources. Any disruptions, delays or deficiencies in the design or the ongoing maintenance of the new ERP system could adversely affect our ability to process orders, ship products, provide services and customer support, send invoices and track payments, fulfill contractual obligations, accurately maintain books and records, provide accurate, timely and reliable reports on our financial and operating results, or otherwise operate our business. Additionally, if the system does not operate as intended, the effectiveness of our internal control over financial reporting could be adversely affected or our ability to assess it adequately could be delayed.

Our business involves the use of hazardous materials and we and our third-party manufacturers and suppliers must comply with environmental laws and regulations, which can be expensive and restrict how we do business.

Our sales, marketing, research and development and manufacturing activities and our third-party manufacturers’ and suppliers’ activities involve the controlled storage, use and disposal of hazardous materials owned by us, including botulinum toxin type A, a key component of our product candidates, and other hazardous compounds. We and our manufacturers and suppliers are subject to laws and regulations governing the use, manufacture, storage, handling and disposal of these hazardous materials. We are licensed with the Centers for Disease Control and Prevention (“CDC”) and with the California Department of Health, Food and Drug Branch for use of botulinum toxin and to manufacture both the active pharmaceutical ingredient and the finished product in topical and injectable dose forms. In some cases, these hazardous materials and various wastes resulting from their use are stored at our and our manufacturers’ facilities pending their use and disposal. We cannot eliminate the risk of contamination, which could cause an interruption of our commercialization efforts, research and development efforts and business operations, environmental damage resulting in costly clean-up and liabilities under applicable laws and regulations governing the use, storage, handling and disposal of these materials and specified waste products. Although we believe that the safety procedures utilized by us and our third-party manufacturers for handling and disposing of these materials generally comply with the standards prescribed by these laws and regulations, we cannot guarantee that this is the case or eliminate the risk of accidental contamination or injury from these materials. In such an event, we may be held liable for any resulting damages and such liability could exceed our resources and state or federal or other applicable authorities may curtail our use of certain materials and interrupt our business operations. Furthermore, environmental laws and regulations are complex, change frequently and have tended to become more stringent. We cannot predict the impact of such changes and cannot be certain of our future compliance.

We may use third-party collaborators to help us develop, validate or commercialize any new products, and our ability to commercialize such products could be impaired or delayed if these collaborations are unsuccessful.

We may continue to license or selectively pursue strategic collaborations for the development, validation and commercialization of DAXI, DaxibotulinumtoxinA Topical, biosimilar, hyaluronic acid filler products, and any future product candidates. For instance, in February 2018, we and Mylan entered into the Mylan Collaboration, pursuant to which we and Mylan will collaborate exclusively, on a world-wide basis (excluding Japan), to develop, manufacture and commercialize our biosimilar product candidate. In December 2018, we entered into a license agreement with Shanghai Fosun Pharmaceutical Industrial Development Co., Ltd., a wholly-owned subsidiary of Shanghai Fosun Pharmaceutical (Group) Co., Ltd (“Fosun”) (such agreement, the “Fosun License Agreement”) pursuant to which we have granted Fosun the exclusive rights to develop and commercialize DAXI in the mainland China, Hong Kong and Macau and certain sublicense rights. In addition, we entered into the Teoxane Agreement in January 2020, pursuant to which Teoxane granted us the exclusive right to import, market, promote, sell and distribute the RHA® dermal fillers products in the United States, its territories and possessions. In any third-party collaboration, we are dependent upon the success of the collaborators to perform their responsibilities with continued cooperation. Our collaborators may not cooperate with us or perform their obligations under our agreements with them. We cannot control the amount and timing of our collaborators’ resources that will be devoted to performing their responsibilities under our agreements with them. Our collaborators may choose to pursue alternative technologies in preference to those being developed in collaboration with us. The development, validation and commercialization of our product candidates will be delayed if collaborators fail to conduct their responsibilities in a timely manner or in accordance with applicable regulatory requirements or if they breach or terminate their collaboration agreements with us. Disputes with our collaborators could also impair our reputation or result in development delays, decreased revenues and litigation expenses. Our collaboration with Mylan Ireland Limited, a wholly-owned indirect subsidiary of Mylan N.V. (“Mylan”) (such collaboration, the “Mylan Collaboration”) is for the development of a biosimilar product, which is subject to risks inherent with the relatively short history of biosimilar product approvals in the United States. The biosimilar product would be subject to similar commercial risks as our DAXI and DaxibotulinumtoxinA Topical product candidates. In February 2019, we and Mylan participated in a Biosimilar Initial Advisory Meeting (“BIAM”) with the FDA to discuss the feasibility of a 351(k) biosimilar submission and the necessary development pathway for the biosimilar product candidate. While we believe that such a pathway is viable, the successful development and commercialization of a biosimilar product in any indications of BOTOX® or BOTOX Cosmetic® would be subject to FDA requirements that would need to be assessed by us and Mylan in determining the development of the biosimilar product candidate. In August 2019, we announced an amendment to the Mylan Collaboration pursuant to which, among other things, we agreed to extend the period of time for Mylan to make a decision under the collaboration agreement as to whether to continue the development and commercialization of a biosimilar to the branded biologic product (onabotulinumtoxinA) marketed as BOTOX® beyond the initial development plan to prepare for and conduct the BIAM with the FDA. Such amendment to the Mylan Collaboration and the FDA requirements may also limit our ability to begin development of the biosimilar in 2020, as presently planned or at all. Even if successfully developed, the biosimilar product would be subject to similar commercial risks as our DAXI and DaxibotulinumtoxinA Topical product candidates.

Unfavorable global economic conditions or trade relations could adversely affect our business, financial condition or results of operations.

Our results of operations could be adversely affected by general conditions in the global economy and in the global financial markets. Furthermore, the demand for aesthetic or therapeutic medical procedures may be particularly vulnerable to unfavorable economic conditions. We do not expect sales of the RHA® dermal fillers for aesthetic indications or sales of DAXI for the treatment of glabellar lines to be reimbursed by any government or third-party payor and, as a result, demand for the first indications of each of our product candidates will be tied to discretionary spending levels of our targeted patient population. Future global financial crises may cause extreme volatility and disruptions in capital and credit markets. A severe or prolonged economic downturn could result in a variety of risks to our business, including weakened demand for the RHA® dermal fillers, DAXI, DaxibotulinumtoxinA Topical, biosimilar or any future product candidates, if approved, and our ability to raise additional capital when needed on acceptable terms, if at all. A weak or declining economy could also strain our suppliers, possibly resulting in supply disruption, or cause our customers to delay making payments for our services.

In addition, changes in U.S. and foreign trade policies could trigger retaliatory actions by affected countries, resulting in “trade wars”, which may reduce customer demand for goods exported out of the United States if the parties having to pay those retaliatory tariffs increase their prices, or if trading partners limit their trade with the United States. If these consequences are realized, the price to the consumer of aesthetic or therapeutic medical procedures from products exported out of the United States may increase, resulting in a material reduction in the demand for our future product candidates. Such a reduction may materially and adversely affect our potential sales and our business. In particular, under our Fosun License Agreement, we are responsible for manufacturing DAXI and supplying it to Fosun, which would then develop commercialize, market and sell it in mainland China, Hong Kong and Macau. If this arrangement is restricted in any way due to the US-China trade relation, the contingent payments we are entitled to receive under the agreement, which are based on product sales, among other things, may be adversely affected. In addition, under the Teoxane Agreement, we are responsible for the commercialization of the RHA® dermal fillers in the U.S., and rely on Teoxane for our entire supply of the RHA® dermal fillers.

Any of the foregoing could harm our business and we cannot anticipate all of the ways in which the current or future economic climate and financial market conditions could adversely impact our business.

Adverse tax laws or regulations could be enacted or existing laws could be applied to us or our customers, which could increase the costs of our services and adversely impact our business.

The application of federal, state, local and international tax laws to services provided electronically is evolving. New income, sales, use or other tax laws, statutes, rules, regulations or ordinances could be enacted at any time (possibly with retroactive effect), and could be applied solely or disproportionately to services provided over the internet. These enactments could adversely affect our sales activity due to the inherent cost increase the taxes would represent and ultimately result in a negative impact on our operating results and cash flows.

In addition, existing tax laws, statutes, rules, regulations or ordinances could be interpreted, changed, modified or applied adversely to us (possibly with retroactive effect), which could require us or our customers to pay additional tax amounts, as well as require us or our customers to pay fines or penalties and interest for past amounts. If we are unsuccessful in collecting such taxes from our customers, we could be held liable for such costs, thereby adversely impacting our operating results and cash flows.

Further, we have undertaken certain transactions to realize potential tax efficiencies in support of our expected global business expansion. These transactions are meant to align the global economic ownership of our intellectual property rights with our current and future business operations. We are uncertain as to whether the tax efficiencies sought by this alignment will materialize and may choose to unwind these transactions in the future.

In December 2017, the Tax Cuts and Jobs Act of 2017 (the “Tax Act”) was signed into law. Future guidance from the Internal Revenue Service and other tax authorities with respect to the Tax Act may affect us, and certain aspects of the Tax Act could be repealed or modified in future legislation. Changes in corporate tax rates, the realization of net deferred tax assets relating to our U.S. operations, the taxation of foreign earnings, and the deductibility of expenses under the Tax Act or future tax reform legislation could have a material impact on the value of our deferred tax assets, could result in significant one-time charges in the current or future taxable years, and could increase our future U.S. tax expense. The foregoing items, as well as any other future changes in tax laws, could have a material adverse effect on our business, cash flow, financial condition, or results of operations. In addition, it is uncertain if and to what extent various states will conform to the Tax Act or any newly enacted federal tax legislation.

Significant disruptions of information technology systems or breaches of data security could materially adversely affect our business, results of operations and financial condition.

We collect and maintain information in digital form that is necessary to conduct our business, and we are increasingly dependent on information technology systems and infrastructure to operate our business. In the ordinary course of our business, we collect, store and transmit confidential information, including intellectual property, proprietary business information and personal information. It is critical that we do so in a secure manner to maintain the confidentiality and integrity of such confidential information. We have established physical, electronic and organizational measures to safeguard and secure our systems to prevent a data compromise, and rely on commercially available systems, software, tools, and monitoring to provide security for our information technology systems and the processing, transmission and storage of digital information. We have also outsourced elements of our information technology infrastructure, and as a result a number of third-party vendors may or could have access to our confidential information. Our internal information technology systems and infrastructure, and those of our current and any future collaborators, contractors and consultants and other third parties on which we rely, are vulnerable to damage from computer viruses, malware, natural disasters, terrorism, war, telecommunication and electrical failures, cyber-attacks or cyber-intrusions over the Internet, attachments to emails, persons inside our organization, or persons with access to systems inside our organization. Breaches and other inappropriate access can be difficult to detect and any delay in identifying them could increase their harm. While we have implemented security measures to protect our data security and information technology systems, such measures may not prevent such events. Any such breaches of security and inappropriate access could disrupt our operations, harm our reputation or otherwise have a material adverse effect on our business, financial condition and results of operations.

The risk of a security breach or disruption, particularly through cyber-attacks or cyber intrusion, including by computer hackers, foreign governments and cyber terrorists, has generally increased as the number, intensity and sophistication of attempted attacks and intrusions from around the world have increased. In addition, the prevalent use of mobile devices that access confidential information increases the risk of data security breaches, which could lead to the loss of confidential information or other intellectual property. The costs to us to mitigate network security problems, bugs, viruses, worms, malicious software programs and security vulnerabilities could be significant, and while we have implemented security measures to protect our data security and information technology systems, our efforts to address these problems may not be successful, and these problems could result in unexpected interruptions, delays, cessation of service and other harm to our business and our competitive position. If such an event were to occur and cause interruptions in our operations, it could result in a material disruption of our product development programs. For example, the loss of clinical study data from completed or ongoing or planned clinical studies could result in delays in our regulatory approval efforts and significantly increase our costs to recover or reproduce the data. Moreover, if a computer security breach affects our systems, corrupts our data or results in the unauthorized disclosure or release of personally identifiable information, our reputation could be materially damaged. In addition, such a breach may require notification to governmental agencies, supervisory bodies, credit reporting agencies, the media or individuals pursuant to various federal, state and foreign data protection, privacy and security laws, regulations and guidelines, if applicable. For example, these may include the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) as amended by the Health Information Technology for Clinical Health Act of 2009, and its implementing rules and regulations, U.S. state breach notification laws and the EU General Data Protection Regulation (EU) 2016/679 (“GDPR”). We would also be exposed to a risk of loss, enforcement measures, penalties, fines, indemnification claims or litigation and potential civil or criminal liability, which could materially adversely affect our business, results of operations and financial condition.

Changes in and failures to comply with U.S. and foreign privacy and data protection laws, regulations and standards may adversely affect our business, operations and financial performance.

We are subject to or affected by numerous federal, state and foreign laws and regulations, as well as regulatory guidance, governing the collection, use, disclosure, retention, and security of personal data, such as information that we collect about patients and healthcare providers in connection with clinical trials in the U.S. and abroad. The global data protection landscape is rapidly evolving, and implementation standards and enforcement practices are likely to remain uncertain for the foreseeable future. This evolution may create uncertainty in our business, affect our or our vendors’ ability to operate in certain jurisdictions or to collect, store, transfer use and share personal information, necessitate the acceptance of more onerous obligations in our contracts, result in liability or impose additional costs on us. The cost of compliance with these laws, regulations and standards is high and is likely to increase in the future. Any failure or perceived failure by us to comply with federal, state or foreign laws or regulation, our internal policies and procedures or our contracts governing our processing of personal information could result in negative publicity, diversion of management time and effort and proceedings against us by governmental entities or others. In many jurisdictions, enforcement actions and consequences for noncompliance are rising.

In the U.S., HIPAA imposes, among other things, certain standards and obligations on covered entities including certain healthcare providers, health plans and healthcare clearinghouses, as well as their respective business associates that create, receive, maintain, or transmit individually identifiable health information for or on behalf of a covered entity relating to the privacy, security, transmission and breach reporting of individually identifiable health information. Certain states have also adopted comparable privacy and security laws and regulations, some of which may be more stringent than HIPAA. We may become subject to new privacy or cybersecurity regulations. Such laws and regulations could affect our ability to process personal data (in particular, our ability to use certain data for purposes such as risk or fraud avoidance, marketing or advertising), our ability to control our costs by using certain vendors or service providers, or impact our ability to offer certain services in certain jurisdictions. For example, the California Consumer Privacy Act (“CCPA”) became effective on January 1, 2020. The CCPA establishes a privacy framework for covered businesses, including an expansive definition of personal information and data privacy rights for California residents. The CCPA includes a framework with potentially severe statutory damages and private rights of action. The CCPA requires covered companies to provide new disclosures to California consumers (as that word is broadly defined in the CCPA), provide such consumers new ways to opt-out of certain sales of personal information, and allow for a new cause of action for data breaches. As we expand our operations, the CCPA will likely impact our business activities and may increase our compliance costs and potential liability. If we fail to comply with the CCPA, we may face significant fines and penalties that could adversely affect our business, financial condition and results of operations. Other states are beginning to pass similar laws, and some observers have noted that the CCPA could mark the beginning of a trend toward more stringent privacy legislation in the United States, which could increase our potential liability and adversely affect our business. Such laws and regulations will be subject to interpretation by various courts and other governmental authorities, thus creating potentially complex compliance issues for us and our future customers and strategic partners. In the event that we are subject to HIPAA, the CCPA or other U.S. privacy and data protection laws, any liability from failure to comply with the requirements of these laws could adversely affect our financial condition.

Our operations abroad may also be subject to increased scrutiny or attention from data protection authorities. Many countries in these regions have established or are in the process of establishing privacy and data security legal frameworks with which we, our customers, or our vendors must comply. For example, the EU has adopted the GDPR, which went into effect in May 2018 and introduces strict requirements for processing the personal information of EU subjects, including clinical trial data. The GDPR is likely to increase compliance burdens on us, including by mandating potentially burdensome documentation requirements and granting certain rights to individuals to control how we collect, use, disclose, retain and process information about them. The processing of sensitive personal data, such as physical health condition, may impose heightened compliance burdens under the GDPR and is a topic of active interest among foreign regulators. In addition, the GDPR provides for more robust regulatory enforcement and fines of up to €20 million or 4 percent of the annual global revenue of the noncompliant company, whichever is greater. As we continue to expand into other foreign countries and jurisdictions, we may be subject to additional laws and regulations that may affect how we conduct business.

Risks Related to Our Intellectual Property

If Teoxane fails to obtain and maintain patent, licensing arrangements or other protection for the proprietary intellectual property that we have exclusive distribution rights to, we could lose our rights related to the RHA® dermal fillers, which would have a material adverse effect on our potential to generate revenue, our business prospects, and our results of operations.

If Teoxane fails to obtain and maintain patent, licensing arrangements or other protection for the proprietary intellectual property that we have exclusive distribution rights to, we could lose our rights to the intellectual property or our exclusivity with respect to those rights, and our competitors could market competing products using the intellectual property. The intellectual property underlying the RHA® dermal fillers is of critical importance to our business and involves complex legal, business and scientific issues and is complicated by the rapid pace of scientific discovery in our industry. Disputes may arise regarding intellectual property subject to the Teoxane Agreement, including:

•	the scope of rights granted under the Teoxane Agreement and other interpretation-related issues;

•	the extent to which our technology and processes infringe on intellectual property of Teoxane that is not subject to the Teoxane Agreement;

•	the sublicensing of patent and other rights under our collaborative development relationships; and

•	the ownership of inventions and know-how resulting from the development of intellectual property under the Teoxane Agreement.

If disputes over intellectual property that we have licensed prevent or impair our ability to maintain our current licensing arrangements on acceptable terms, we may be unable to successfully develop and commercialize the affected products or product candidates.

If our efforts to protect our intellectual property related to DAXI, the RHA® dermal fillers or any future product candidates, including DaxibotulinumtoxinA Topical and biosimilar, are not adequate, we may not be able to compete effectively.

We rely upon a combination of patents, trade secret protection and confidentiality agreements to protect the intellectual property related to DAXI, the RHA® dermal fillers, DaxibotulinumtoxinA Topical, biosimilar, and our development programs. Any disclosure to or misappropriation by third parties of our confidential proprietary information could enable competitors to quickly duplicate or surpass our technological achievements, thereby eroding our competitive position.

The strength of patents in the biotechnology and pharmaceutical field involves complex legal and scientific questions and can be uncertain. This uncertainty includes changes to the patent laws through either legislative action to change statutory patent law or court action that may reinterpret existing law in ways affecting the scope or validity of issued patents. The patent applications that we own or license may fail to result in issued patents in the U.S. or foreign countries. Competitors in the field of cosmetics, pharmaceuticals, and botulinum toxin have created a substantial amount of prior art, including scientific publications, patents and patent applications. Our ability to obtain and maintain valid and enforceable patents depends on whether the differences between our technology and the prior art allow our technology to be patentable over the prior art. Even if the patents do successfully issue, third parties may challenge the validity, enforceability or scope of such issued patents or any other issued patents we own or license, which may result in such patents being narrowed, invalidated or held unenforceable. For example, patents granted by the European Patent Office may be opposed by any person within nine months from the publication of their grant. Our European Patent EP 2 661 276 for

“Topical composition comprising botulinum toxin and a dye” was opposed in the European Patent Office by Allergan plc on May 2, 2018, and although this patent is not material to our business, we continue to take appropriate measures to defend the patent. On May 10, 2019 our European Patent No. EP 2 490 986 B1 for “Methods and Systems For Purifying Non-Complexed Botulinum Neurotoxin” was opposed. We are vigorously defending this patent in the European Patent Office. We were informed in May 2019 that our patent application NC2018/0005351 pending in Colombia for “Injectable Botulinum Toxin Formulations And Methods of Use Thereof Having Long Duration of Therapeutic Effect” was opposed. We have responded to this pre-grant opposition. Furthermore, even if our patents and applications are unchallenged, they may not adequately protect our intellectual property or prevent others from designing around our claims.

In addition, the patent laws of the U.S. provide procedures for third parties to challenge the validity of issued patents. Patents issued from applications filed after March 15, 2013 may be challenged by third parties using the post-grant review procedure which allows challenges for a number of reasons, including prior art, sufficiency of disclosure, and subject matter eligibility. Under the inter partes review procedure, any third party may challenge the validity of any issued U.S. Patent in the United States Patent and Trademark Office (“USPTO”) on the basis of prior art patents or printed publications. Because of a lower evidentiary standard necessary to invalidate a patent claim in USPTO proceedings as compared to the evidentiary standard relied on in U.S. federal court, a third party could potentially provide evidence in a USPTO proceeding sufficient for the USPTO to hold a claim invalid even though the same evidence would be insufficient to invalidate the claim if first presented in a district court action. Accordingly, a third party may attempt to use the USPTO procedures to invalidate our patent claims that would not have been invalidated if first challenged by the third party as a defendant in a district court action. If the breadth or strength of protection provided by the patents and patent applications we hold or pursue with respect to DAXI, DaxibotulinumtoxinA Topical, biosimilar or any future product candidates is challenged, then it could threaten our ability to commercialize DAXI, DaxibotulinumtoxinA Topical, biosimilar or any future product candidates, and could threaten our ability to prevent competitive products from being marketed. Further, if we encounter delays in our clinical trials, the period of time during which we could market DAXI, or any future product candidates under patent protection would be reduced. The results of our REALISE 1 Phase 3 clinical trial may be relevant to our patent strategy for our DaxibotulinumtoxinA Topical program.

Since patent applications in the U.S. and most other countries are confidential for a period of time after filing, we cannot be certain that we were the first to either (i) file any patent application related to our product candidates or (ii) invent any of the inventions claimed in our patents or patent applications. Furthermore, for applications filed before March 16, 2013, or patents issuing from such applications, an interference proceeding can be provoked by a third party, or instituted by the USPTO to determine who was the first to invent any of the subject matter covered by the patent claims of our applications and patents. As of March 16, 2013, the U.S. transitioned to a “first-to-file” system for deciding which party should be granted a patent when two or more patent applications are filed by different parties claiming the same invention. A third party that files a patent application in the USPTO before us could therefore be awarded a patent covering an invention of ours even if we had made the invention before it was made by the third party. The change to “first-to-file” from “first-to-invent” is one of the changes to the patent laws of the United States resulting from the Leahy-Smith America Invents Act signed into law on September 16, 2011. Among some of the other changes to the patent laws are changes that limit where a patentee may file a patent infringement suit and providing opportunities for third parties to challenge any issued patent in the USPTO.

Even where laws provide protection, costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights, and the outcome of such litigation would be uncertain. Moreover, any actions we may bring to enforce our intellectual property against our competitors could provoke them to bring counterclaims against us, and some of our competitors have substantially greater intellectual property portfolios and financial resources than we have.

We also rely on trade secret protection and confidentiality agreements to protect proprietary know-how that may not be patentable, processes for which patents may be difficult to obtain or enforce and any other elements of our product development and manufacturing processes that involve proprietary know-how, information or technology that is not covered by patents.

In an effort to protect our trade secrets and other confidential information, we require our employees, consultants, collaborators and advisers to execute confidentiality agreements upon the commencement of their relationships with us. These agreements require that all confidential information developed by the individual or made known to the individual by us during the course of the individual’s relationship with us be kept confidential and not disclosed to third parties. These agreements, however, may not provide us with adequate protection against improper use or disclosure of confidential information, and these agreements may be breached. Adequate remedies may not exist in the event of unauthorized use or disclosure of our confidential information. A breach of confidentiality could significantly affect our competitive position. In addition, in some situations, these agreements may conflict with, or be subject to, the rights of third parties with whom our employees, consultants, collaborators or advisers have previous employment or consulting relationships. To the extent that our employees, consultants or contractors use any intellectual property owned by others in their work for us, disputes may arise as to the rights in any related or resulting know-how and inventions. Also, others may independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets and other confidential information.

If we infringe or are alleged to infringe intellectual property rights of third parties, our business could be harmed.

Our research, development and commercialization activities may infringe or otherwise violate or be claimed to infringe or otherwise violate patents owned or controlled by other parties. Competitors in the field of cosmetics, pharmaceuticals and botulinum toxin have developed large portfolios of patents and patent applications in fields relating to our business. For example, there are patents held by third parties that relate to the treatment with botulinum toxin-based products for indications we are currently developing. There may also be patent applications that have been filed but not published that, when issued as patents, could be asserted against us. These third parties could bring claims against us that would cause us to incur substantial expenses and, if successful against us, could cause us to pay substantial damages. Further, if a patent infringement suit were brought against us, we could be forced to stop or delay research, development, manufacturing or sales of the product or product candidate that is the subject of the suit.

As a result of patent infringement claims, or to avoid potential claims, we may choose or be required to seek licenses from third parties. These licenses may not be available on acceptable terms, or at all. Even if we are able to obtain a license, the license would likely obligate us to pay license fees or royalties or both, and the rights granted to us might be nonexclusive, which could result in our competitors gaining access to the same intellectual property. Ultimately, we could be prevented from commercializing a product based on our current or future indications, or be forced to cease some aspect of our business operations, if, as a result of actual or threatened patent infringement claims, we are unable to enter into licenses on acceptable terms.

There has been substantial litigation and other proceedings regarding patent and other intellectual property rights in the pharmaceutical industry. In addition to infringement claims against us, we may become a party to other patent litigation and other proceedings, including interference, derivation or post-grant proceedings declared or granted by the USPTO and similar proceedings in foreign countries, regarding intellectual property rights with respect to our current or future products. The cost to us of any patent litigation or other proceeding, even if resolved in our favor, could be substantial. Some of our competitors may be able to sustain the costs of such litigation or proceedings more effectively than we can because of their substantially greater financial resources. Patent litigation and other proceedings may also absorb significant management time. Uncertainties resulting from the initiation and continuation of patent litigation or other proceedings could impair our ability to compete in the marketplace. The occurrence of any of the foregoing could have a material adverse effect on our business, financial condition or results of operations.

We may become involved in lawsuits to protect or enforce our patents or other intellectual property or the patents of our licensors, which could be expensive and time-consuming.

Competitors may infringe upon our intellectual property, including our patents or the patents of our licensors. As a result, we may be required to file infringement claims to stop third-party infringement or unauthorized use. This can be expensive, particularly for a company of our size, and time-consuming. In addition, in an infringement proceeding, a court may decide that a patent of ours is not valid or is unenforceable, or may refuse to stop the other party from using the technology at issue on the grounds that our patent claims do not cover its technology or that the factors necessary to grant an injunction against an infringer are not satisfied.

An adverse determination of any litigation or other proceedings could put one or more of our patents at risk of being invalidated or interpreted narrowly and could put our patent applications at risk of not issuing.

Interference, derivation, inter partes review, post-grant review or other proceedings brought at the USPTO may be necessary to determine the priority or patentability of inventions with respect to our patents or patent applications or those of our licensors or collaborators. Litigation or USPTO proceedings brought by us may fail or may be invoked against us by third parties. Even if we are successful, domestic or foreign litigation or USPTO or foreign patent office proceedings may result in substantial costs and distraction to our management. We may not be able, either alone or with our licensors or collaborators, to prevent misappropriation of our proprietary rights, particularly in countries where the laws may not protect such rights as fully as in the U.S.

Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation or other proceedings, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation or proceedings. In addition, during the course of this kind of litigation or proceedings, there could be public announcements of the results of hearings, motions or other interim proceedings or developments or public access to related documents. If investors perceive these results to be negative, the market price for our common stock could be significantly harmed.

We may not be able to protect our intellectual property rights throughout the world.

Filing, prosecuting and defending patents on product candidates in all countries throughout the world would be prohibitively expensive, and our intellectual property rights in some countries outside the U.S. can be less extensive than those in the U.S. In addition, the laws of some foreign countries do not protect intellectual property rights to the same extent as federal and state laws in the U.S. and in some cases may even force us to grant a compulsory license to competitors or other third parties. Consequently, we may not be able to prevent third parties from practicing our inventions in all countries outside the U.S., or from selling or importing products made using our inventions in and into the U.S. or other jurisdictions. Competitors may use our technologies in jurisdictions where we have not obtained patent protection to develop their own products and further, may export otherwise infringing products to territories where we have patent protection, but where enforcement is not as strong as that in the U.S. These products may compete with our products and our patents or other intellectual property rights may not be effective or sufficient to prevent them from competing.

Many companies have encountered significant problems in protecting and defending intellectual property rights in foreign jurisdictions. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents and other intellectual property protection, particularly those relating to biotechnology, which could make it difficult for us to stop the infringement of our patents or marketing of competing products in violation of our proprietary rights generally. Proceedings to enforce our patent rights in foreign jurisdictions could result in substantial costs and divert our efforts and attention from other aspects of our business, could put our patents at risk of being invalidated or interpreted narrowly and our patent applications at risk of not issuing and could provoke third parties to assert claims against us. We may not prevail in any lawsuits that we initiate and the damages or other remedies awarded, if any, may not be commercially meaningful. Accordingly, our efforts to enforce our intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that we develop or license.

In addition, our ability to protect and enforce our intellectual property rights may be adversely affected by unforeseen changes in domestic and foreign intellectual property laws.

Risks Related to Government Regulation

Our business and products are subject to extensive government regulation.

We are subject to extensive, complex, costly and evolving regulation by federal and state governmental authorities in the U.S., principally by the FDA, the U.S. Drug Enforcement Administration, the CDC, and foreign regulatory authorities. Failure to comply with all applicable regulatory requirements, including those promulgated under FDCA, the Public Health Service Act, and Controlled Substances Act, may subject us to operating restrictions and criminal prosecution, monetary penalties and other disciplinary actions, including, sanctions, warning letters, product seizures, recalls, fines, injunctions, suspension, revocation of approvals, or exclusion from future participation in the Medicare and Medicaid programs.

After our other products receive regulatory approval, we, and our direct and indirect suppliers, will remain subject to the periodic inspection of our plants and facilities, review of production processes, and testing of our products to confirm that we are in compliance with all applicable regulations. Adverse findings during regulatory inspections may result in the implementation of Risk Evaluation and Mitigation Strategies programs, completion of government mandated clinical trials, and government enforcement action relating to labeling, advertising, marketing and promotion, as well as regulations governing manufacturing controls noted above.

The regulatory approval process is highly uncertain and we or any collaboration partner may not obtain regulatory approval for the commercialization of DAXI, the RHA® dermal fillers or any future product candidates.

The research, testing, manufacturing, labeling, approval, selling, import, export, marketing and distribution of drug and biologic products are subject to extensive regulation by the FDA and other regulatory authorities in the U.S. and other countries, which regulations differ from country to country. Neither we nor any collaboration partner are permitted to market DAXI or any future product candidates in the U.S. until we receive approval of a BLA from the FDA. Even though filed with the FDA, our BLA may receive a Complete Response Letter identifying deficiencies that must be addressed, rather than an approval. Obtaining regulatory approval of a BLA can be a lengthy, expensive and uncertain process. Similarly, Teoxane must do the same with its PMAs to the FDA for the RHA® dermal fillers.

In addition, failure to comply with FDA and other applicable U.S. and foreign regulatory requirements may subject us to administrative or judicially imposed sanctions or other actions, including:

•	warning letters;

•	civil and criminal penalties;

•	injunctions;

•	withdrawal of approved products;

•	product seizure or detention;

•	product recalls;

•	total or partial suspension of production; and

•	refusal to approve pending BLAs or supplements to approved BLAs.

Prior to obtaining approval to commercialize a product candidate in the U.S. or abroad, we or our collaborators must demonstrate with substantial evidence from well controlled clinical trials, and to the satisfaction of the FDA or other foreign regulatory agencies, that such product candidates are safe and effective for their intended uses. Results from preclinical studies and clinical trials can be interpreted in different ways. Even if we believe the preclinical and clinical data for our product candidates are promising, such data may not be sufficient to support approval by the FDA and other regulatory authorities. Administering product candidates to humans may produce undesirable side effects, which could interrupt, delay or halt clinical trials and result in the FDA or other regulatory authorities denying approval of a product candidate for any or all targeted indications.

Regulatory approval of a BLA or BLA supplement is not guaranteed, and the approval process is expensive and may take several years. The FDA also has substantial discretion in the approval process. Despite the time and expense expended, failure can occur at any stage, and we could encounter problems that cause us to abandon or repeat clinical trials, or perform additional preclinical studies and clinical trials. The number of preclinical studies and clinical trials that will be required for FDA approval varies depending on the product candidate, the disease or the condition that the product candidate is designed to address and the regulations applicable to any particular product candidate. The FDA can delay, limit or deny approval of a product candidate for many reasons, including the following:

•	a product candidate may not be deemed safe, effective, or of required quality;

•	FDA officials may not find the data from preclinical studies and clinical trials sufficient;

•	the FDA might not approve our third-party manufacturers’ processes or facilities; or

•	the FDA may change its approval policies or adopt new regulations.

If DAXI, the RHA® dermal fillers or any future product candidates fail to demonstrate safety and efficacy in clinical trials or do not gain approval, our business and results of operations will be materially and adversely harmed.

The RHA® dermal fillers are Class III medical devices that require PMA approval before they may be commercialized in the U.S. Although Teoxane has received PMA for RHA® 2, RHA® 3 and RHA® 4 dermal fillers, we and Teoxane will be subject to ongoing and pervasive regulatory requirements governing, among other things, the manufacture, marketing, advertising, medical device reporting, sale, promotion, registration, and listing of these devices. For example, periodic reports must be submitted to the FDA as a condition of PMA approval. These reports include safety and effectiveness information about the device after its approval. Failure to submit such reports, or failure to submit the reports in a timely manner, could result in enforcement action by the FDA. Following its review of the periodic reports, the FDA might ask for additional information or initiate further investigation. Any failure to comply with the conditions of approval could result in the withdrawal of PMA approval and the inability to continue to market the device. The medical device regulations to which we are subject are complex and have become more stringent over time, and we have no history of operating as a distributor of Class III medical devices. Our failure to comply with applicable regulatory requirements could result in enforcement action by the FDA, state or foreign regulatory authorities, including recalls, Dear Doctor letters and negative publicity which would negatively affect our business, financial condition and results of operations.

Even if we receive regulatory approval for DAXI, the RHA® dermal fillers or any future product candidates, we will be subject to ongoing regulatory obligations and continued regulatory review, which may result in significant additional expense, may limit or delay regulatory approval and may subject us to penalties if we fail to comply with applicable regulatory requirements.

Once regulatory approval has been granted, DAXI, the RHA® dermal fillers or any approved product will be subject to continual regulatory review by the FDA and/or non-U.S. regulatory authorities. Additionally, any product candidates, if approved, will be subject to extensive and ongoing regulatory requirements, including labeling and other restrictions and market withdrawal and we may be subject to penalties if we fail to comply with regulatory requirements or experience unanticipated problems with our products.

Any regulatory approvals that we or our collaborators receive for DAXI, the RHA® dermal fillers or any future product candidates may also be subject to limitations on the approved indications for which the product may be marketed or to the conditions of approval, or contain requirements for potentially costly post-marketing testing, including Phase 4 clinical trials, and surveillance to monitor the safety and efficacy of the product candidate. In addition, if the applicable regulatory agency approves DAXI, the RHA® dermal fillers or any future product candidates, the manufacturing processes, labeling, packaging, distribution, adverse event reporting, storage, advertising, promotion and recordkeeping for the product will be subject to extensive and ongoing regulatory requirements. These requirements include submissions of safety and other post-marketing information and reports, registration, as well as continued compliance with cGMP and GCPs for any clinical trials that we conduct post-approval. The RHA® dermal fillers are currently subject to such extensive and ongoing regulatory requirements, reports, registration and continued compliance. Later discovery of previously unknown problems with DAXI, the RHA® dermal fillers or any future product candidates, including adverse events of unanticipated severity or frequency, or with our third-party manufacturers or manufacturing processes, or failure to comply with regulatory requirements, may result in, among other things:

•	restrictions on the marketing or manufacturing of the product, withdrawal of the product from the market, or voluntary or mandatory product recalls;

•	fines, warning letters or holds on clinical trials;

•	refusal by the FDA to approve pending applications or supplements to approved applications submitted by us or our strategic collaborators, or suspension or revocation of product license approvals;

•	product seizure or detention, or refusal to permit the import or export of products; and

•	injunctions or the imposition of civil or criminal penalties.

Our ongoing regulatory requirements may also change from time to time, potentially harming or making costlier our commercialization efforts. We cannot predict the likelihood, nature or extent of government regulation that may arise from future legislation or administrative action, either in the U.S. or other countries. If we are slow or unable to adapt to changes in existing requirements or the adoption of new requirements or policies, or if we are not able to maintain regulatory compliance, we may lose any marketing approval that we may have obtained and we may not achieve or sustain profitability, which would adversely affect our business.

If we fail to obtain regulatory approvals in foreign jurisdictions for DAXI, or any future product candidates including DaxibotulinumtoxinA Topical or biosimilar, we will be unable to market our products outside of the U.S.

In addition to regulations in the U.S., we will be subject to a variety of foreign regulations governing manufacturing, clinical trials, commercial sales and distribution of our future products. Whether or not we obtain FDA approval for a product candidate, we must obtain approval of the product by the comparable regulatory authorities of foreign countries before commencing clinical trials or marketing in those countries. The approval procedures vary among countries and can involve additional clinical testing, or the time required to obtain approval may differ from that required to obtain FDA approval. Clinical trials conducted in one country may not be accepted by regulatory authorities in other countries. Approval by the FDA does not ensure approval by regulatory authorities in other countries, and approval by one or more foreign regulatory authorities does not ensure approval by regulatory authorities in other foreign countries or by the FDA. The foreign regulatory approval process may include all of the risks associated with obtaining FDA approval. We may not be able to file for regulatory approvals or to do so on a timely basis, and even if we do file, we may not receive the necessary approvals to commercialize our products in geographies outside of the U.S.

The RHA® dermal fillers, and, if approved, DAXI or any other products, may cause or contribute to adverse medical events that we are required to report to regulatory agencies and if we fail to do so, we could be subject to sanctions that would materially harm our business.

As we commercialize the RHA® dermal fillers, and if we are successful in commercializing DAXI, or any other products including DaxibotulinumtoxinA Topical or biosimilar, the FDA and foreign regulatory agency regulations require that we report certain information about adverse medical events if those products may have caused or contributed to those adverse events. The timing of our obligation to report would be triggered by the date we become aware of the adverse event as well as the nature of the event. We may fail to report adverse events we become aware of within the prescribed timeframe. We may also fail to appreciate that we have become aware of a reportable adverse event, especially if it is not reported to us as an adverse event or if it is an adverse event that is unexpected or removed in time from the use of our products. If we fail to comply with our reporting obligations, the FDA or a foreign regulatory agency could take action including criminal prosecution, the imposition of civil monetary penalties, seizure of our products, or delay in approval or clearance of future products.

We may in the future be subject to various U.S. federal and state laws pertaining to healthcare fraud and abuse, including anti-kickback, self-referral, false claims and fraud laws, and any violations by us of such laws could result in fines or other penalties.

While we do not expect that DAXI, if approved for the treatment of glabellar lines, or the RHA® dermal fillers will subject us to all of the various U.S. federal and state laws intended to prevent healthcare fraud and abuse, we may be subject to, or in the future become subject to, such laws for treatment of other indications. The federal anti-kickback statute prohibits the offer, receipt, or payment of remuneration in exchange for or to induce the referral of patients or the use of products or services that would be paid for in whole or part by Medicare, Medicaid or other federal healthcare programs.

Remuneration has been broadly defined to include anything of value, including cash, improper discounts, and free or reduced price items and services. Additionally, the intent standard under the federal Anti-Kickback Statute was amended by the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010 (collectively, the “ACA”) to a stricter standard such that a person or entity does not need to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation. Further, the ACA codified case law that a claim including items or services resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the False Claims Act (“FCA”). Many states have similar laws that apply to their state healthcare programs as well as private payors.

The federal false claims and civil monetary penalties laws, including the FCA impose liability on persons who, among other things, present or cause to be presented false or fraudulent claims for payment by a federal healthcare program. The FCA has been used to prosecute persons submitting claims for payment that are inaccurate or fraudulent, for services not provided as claimed, or for services that are not medically necessary. The FCA includes a whistleblower provision that allows individuals to bring actions on behalf of the federal government and share a portion of the recovery of successful claims.

HIPAA imposes criminal and civil liability for, among other things, knowingly and willfully executing, or attempting to execute, a scheme to defraud any healthcare benefit program, or knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false statement, in connection with the delivery of, or payment for, healthcare benefits, items or services. Similar to the U.S. federal Anti-Kickback Statute, a person or entity does not need to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation.

HIPAA also imposes, among other things, certain standards and obligations on covered entities including certain healthcare providers, health plans and healthcare clearinghouses, as well as their respective business associates that create, receive, maintain, or transmit individually identifiable health information for or on behalf of a covered entity relating to the privacy, security, transmission and breach reporting of individually identifiable health information.

The federal Physician Payments Sunshine Act, and its implementing regulations, require certain manufacturers of drugs, devices, biologics and medical supplies that are reimbursable under Medicare, Medicaid, or the Children’s Health Insurance Program to report annually to Centers for Medicare & Medicaid Services information related to certain payments and other transfers of value to physicians (defined to include doctors, dentists, optometrists, podiatrists and chiropractors), teaching hospitals, as well as ownership and investment interests held by the physicians described above and their immediate family members. Beginning in 2022, covered manufacturers will also be required to report annually regarding payments and other transfers of value provided in the previous year to certain other healthcare professionals, including physician assistants, nurse practitioners, clinical nurse specialists, certified nurse anesthetists, and certified nurse-midwives and report ownership or investment interests held by such healthcare professionals and their immediate family members.

We may also be subject to analogous state laws and regulations, including: state anti-kickback and false claims laws, state laws that require pharmaceutical companies to comply with the pharmaceutical industry’s voluntary compliance guidelines and the relevant compliance guidance promulgated by the U.S. federal government, or otherwise restrict payments that may be made to healthcare providers and other potential referral sources, state laws and regulations that require drug manufacturers to file reports relating to pricing and marketing information, which requires tracking gifts and other remuneration and items of value provided to healthcare professionals and entities, and state and local laws that require the registration of our pharmaceutical sales representatives.

State and federal authorities have aggressively targeted pharmaceutical manufacturers for alleged violations of these anti-fraud statutes for a range of activities, such as those based on improper research or consulting contracts with physicians and other healthcare professionals, certain marketing arrangements that rely on volume-based pricing, off-label marketing schemes, and other improper promotional practices. Companies targeted in such prosecutions have paid substantial fines in the hundreds of millions of dollars or more, have been forced to implement extensive corrective action plans, and have often become subject to consent decrees severely restricting the manner in which they conduct business. Further, defending against any such actions can be costly, time-consuming and may require significant financial and personnel resources. If we become the target of such an investigation or prosecution based on our activities such as contractual relationships with providers or institutions, or our marketing and promotional practices, we could be subject to significant civil, criminal, and administrative sanctions, damages, disgorgement, monetary fines, possible exclusion from participation in Medicare, Medicaid, and other federal healthcare programs, imprisonment, additional reporting requirements, and/or oversight if we become subject to a corporate integrity agreement or similar agreement to resolve allegations of non-compliance with these laws, contractual damages, reputational harm, diminished profits and future earnings, and curtailment or restructuring of our operations, any of which could adversely affect our ability to operate our business and our results of operations. Even if we are successful in defending against any such actions that may be brought against us, our business may be impaired.

Also, the U.S. Foreign Corrupt Practices Act and similar worldwide anti-bribery laws generally prohibit companies and their intermediaries from making improper payments to non-U.S. officials for the purpose of obtaining or retaining business. We cannot assure you that our internal control policies and procedures will protect us from reckless or negligent acts committed by our employees, future distributors, partners, collaborators or agents. Violations of these laws, or allegations of such violations, could result in fines, penalties or prosecution and have a negative impact on our business, results of operations and reputation.

Legislative or regulatory healthcare reforms in the U.S. may make it more difficult and costly for us to obtain regulatory clearance or approval of DAXI, topical, or any future product candidates and to produce, market, and distribute the RHA® dermal fillers and, if clearance or approval is obtained, DAXI and our other products.

From time to time, legislation is drafted and introduced in Congress that could significantly change the statutory provisions governing the regulatory clearance or approval, manufacture, and marketing of regulated products or the reimbursement thereof. In addition, FDA regulations and guidance are often revised or reinterpreted by the FDA in ways that may significantly affect our business and our products. For example, the ACA was passed in March 2010, and substantially changed the way healthcare is financed by both governmental and private insurers, and continues to significantly impact the U.S. biotechnology industry. There remain judicial and Congressional challenges to certain aspects of the ACA, as well as efforts by the Trump administration to repeal or replace certain aspects of the ACA. Since January 2017, President Trump has signed two Executive Orders and other directives designed to delay the implementation of certain provisions of the ACA. Concurrently, Congress has considered legislation that would repeal or repeal and replace all or part of the ACA. While Congress has not passed comprehensive repeal legislation, it has enacted laws that modify certain provisions of the ACA such as removing penalties, starting January 1, 2019, for not complying with the ACA’s individual mandate to carry health insurance. On December 14, 2018, a Texas U.S. District Court Judge ruled that the ACA is unconstitutional in its entirety because the “individual mandate” was repealed by Congress as part of the Tax Cuts and Jobs Act of 2017. Additionally, on December 18, 2019, the U.S. Court of Appeals for the 5th Circuit upheld the District Court ruling that the individual mandate was unconstitutional and remanded the case back to the District Court to determine whether the remaining provisions of the ACA are invalid as well. It is unclear how this decision, future decisions, subsequent appeals, and other efforts to repeal and replace the ACA will impact the ACA and our business.

In addition, there have been several recent U.S. congressional inquiries and proposed and enacted state and federal legislation designed to, among other things, bring more transparency to drug pricing, review the relationship between pricing and manufacturer patient programs, reduce the costs of drugs under Medicare and reform government program reimbursement methodologies for drug products. At the federal level, the Trump administration’s budget proposal for fiscal year 2020 contained further drug price control measures that could be enacted during the budget process or in other future legislation, including, for example, measures to permit Medicare Part D plans to negotiate the price of certain drugs under Medicare Part B, to allow some states to negotiate drug prices under Medicaid, and to eliminate cost sharing for generic drugs for low-income patients. Further, the Trump administration released a “Blueprint” to lower drug prices and reduce out of pocket costs of drugs that contains additional proposals to increase drug manufacturer competition, increase the negotiating power of certain federal healthcare programs, incentivize manufacturers to lower the list price of their products, and reduce the out of pocket costs of drug products paid by consumers. The Department of Health and Human Services has solicited feedback on some of these measures and, at the same, has implemented others under its existing authority. While some of these and other measures may require additional authorization to become effective, Congress and the Trump administration have each indicated that it will continue to seek new legislative and/or administrative measures to control drug costs. At the state level, legislatures have increasingly passed legislation and implemented regulations designed to control pharmaceutical and biological product pricing, including price or patient reimbursement constraints, discounts, restrictions on certain product access and marketing cost disclosure and transparency measures, and, in some cases, designed to encourage importation from other countries and bulk purchasing. Any new regulations or revisions or reinterpretations of existing regulations may impose additional costs or lengthen review times of, or affect the price that we may charge for, DAXI, or any future product candidates including DaxibotulinumtoxinA Topical or biosimilar. Any new regulations or revisions or reinterpretations of existing regulations may impose additional costs on our commercialization efforts for the RHA® dermal fillers. We cannot determine what effect changes in regulations, statutes, legal interpretation or policies, when and if promulgated, enacted or adopted may have on our business in the future. Such changes could require, among other things:

•	changes to manufacturing methods;

•	recall, replacement, or discontinuance of one or more of our products; and

•	additional recordkeeping.

Each of these would likely entail substantial time and cost and could materially harm our business and our financial results. In addition, delays in receipt of or failure to receive regulatory clearances or approvals for any future products would harm our business, financial condition, and results of operations.

Changes in funding for the FDA, the SEC and other government agencies could hinder their ability to hire and retain key leadership and other personnel, prevent new products and services from being developed or commercialized in a timely manner or otherwise prevent those agencies from performing normal functions on which the operation of our business may rely, which could negatively impact our business.

The ability of the FDA to review and approve new products can be affected by a variety of factors, including government budget and funding levels, ability to hire and retain key personnel and accept payment of user fees, and statutory, regulatory, and policy changes. Average review times at the agency have fluctuated in recent years as a result. In addition, government funding of the SEC and other government agencies on which our operations may rely, including those that fund research and development activities is subject to the political process, which is inherently fluid and unpredictable.

Risks Related to the Ownership of Our Common Stock

The trading price of our common stock is volatile, and purchasers of our common stock could incur substantial losses.

The trading price of our common stock is highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control. The stock markets in general and the markets for pharmaceutical biopharmaceutical and biotechnology stocks in particular have experienced extreme volatility that may have been for reasons that are related or unrelated to the operating performance of the issuer. The market price for our common stock may be influenced by many factors, including:

•	regulatory or legal developments in the U.S. and foreign countries;

•	our success or lack of success in commercializing the RHA® dermal fillers;

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results from or delays in clinical trials of our product candidates, including our ongoing ASPEN Phase 3 clinical program in cervical dystonia and our Phase 2 programs in plantar fasciitis, adult upper limb spasticity, forehead lines, and lateral canthal lines all with DAXI;

•	announcements of regulatory approval or disapproval of DAXI, the RHA® dermal fillers or any future product candidates;

•	FDA or other U.S. or foreign regulatory actions or guidance affecting us or our industry;

•	introductions and announcements of new products by us, any commercialization partners or our competitors, and the timing of these introductions and announcements;

•	variations in our financial results or those of companies that are perceived to be similar to us;

•	changes in the structure of healthcare payment systems;

•	announcements by us or our competitors of significant acquisitions, licenses, strategic partnerships, joint ventures or capital commitments;

•	market conditions in the pharmaceutical and biotechnology sectors and issuance of securities analysts’ reports or recommendations;

•	quarterly variations in our results of operations or those of our future competitors;

•	changes in financial estimates or guidance, including our ability to meet our future revenue and operating profit or loss estimates or guidance;

•	sales of substantial amounts of our stock by insiders and large stockholders, or the expectation that such sales might occur;

•	general economic, industry and market conditions;

•	additions or departures of key personnel;

•	intellectual property, product liability or other litigation against us;

•	expiration or termination of our potential relationships with customers and strategic partners;

•	the occurrence of trade wars or barriers, or the perception that trade wars or barriers will occur; and

•	other factors described in this “Risk Factors” section.

These broad market fluctuations may adversely affect the trading price or liquidity of our common stock. In addition, in the past, stockholders have initiated class actions against pharmaceutical companies, including us, following periods of volatility in their stock prices. Such litigation instituted against us could cause us to incur substantial costs and divert management’s attention and resources.

If securities or industry analysts do not publish research or publish unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our common stock depends, in part, on the research and reports that securities or industry analysts publish about us or our business. Securities and industry analysts may cease to publish research on our company at any time in their discretion. A lack of research coverage may adversely affect the liquidity and market price of our common stock. We will not have any control of the equity research analysts or the content and opinions included in their reports. The price of our stock could decline if one or more equity research analysts downgrade our stock or issue other unfavorable commentary or research. If one or more equity research analysts ceases coverage of our company, or fails to publish reports on us regularly, demand for our stock could decrease, which in turn could cause our stock price or trading volume to decline.

Sales of substantial amounts of our common stock in the public markets, or the perception that such sales might occur, could cause the market price of our common stock to drop significantly, even if our business is doing well.

Sales of a substantial number of shares of our common stock in the public market could occur at any time. In March 2018, we entered into the 2018 At-the-Market Agreement (the “ATM Agreement”). Under the ATM Agreement, we may offer and sell common stock having aggregate proceeds of up to $125.0 million from time to time through Cantor Fitzgerald as our sales agent. Between September 30, 2019 and the date of this offering memorandum, 687,189 shares of our common stock have been sold under the ATM Agreement. In January 2019, we completed the 2019 follow-on public offering, pursuant to which we issued 6,764,705 shares of common stock at a public offering price of $17.00 per share, including the exercise of the underwriters’ over-allotment option to purchase 882,352 additional shares of common stock, for aggregate net proceeds of $107.6 million, after deducting underwriting discounts, commissions and other offering expenses. In January 2020, we completed a follow-on public offering of an aggregate of 7,475,000 shares of common stock at a public offering price of $17.00 per share, including the exercise of the underwriters’ option to purchase 975,000 additional shares of common stock, for aggregate net proceeds of $119.2 million, after deducting underwriting discounts, commissions and other offering expenses.

If our stockholders sell, or the market perceives that our stockholders intend to sell, substantial amounts of our common stock in the public market, the market price of our common stock could decline significantly. Any sales of securities by stockholders could have a material adverse effect on the trading price of our common stock.

Provisions in our corporate charter documents and under Delaware law could discourage takeover attempts and lead to management entrenchment, and the market price of our common stock may be lower as a result.

Certain provisions in our amended and restated certificate of incorporation and amended and restated bylaws may make it difficult for a third party to acquire, or attempt to acquire, control of our company, even if a change in control was considered favorable by you and other stockholders. For example, our board of directors has the authority to issue up to 5,000,000 shares of preferred stock. Our board of directors can fix the price, rights, preferences, privileges, and restrictions of the preferred stock without any further vote or action by our stockholders. The issuance of shares of preferred stock may delay or prevent a change in control transaction. As a result, the market price of our common stock and the voting and other rights of our stockholders may be adversely affected. An issuance of shares of preferred stock may result in the loss of voting control to other stockholders.

Our charter documents also contain other provisions that could have an anti-takeover effect, including:

•	only one of our three classes of directors will be elected each year;

•	no cumulative voting in the election of directors;

•

the ability of our board of directors to issues shares of preferred stock and determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval;

•	the exclusive right of our board of directors to elect a director to fill a vacancy or newly created directorship;

•	stockholders will not be permitted to take actions by written consent;

•	stockholders cannot call a special meeting of stockholders;

•	stockholders must give advance notice to nominate directors or submit proposals for consideration at stockholder meetings;

•	the ability of our board of directors, by a majority vote, to amend the bylaws; and

•	the requirement for the affirmative vote of at least 66 2/3 percent or more of the outstanding common stock to amend many of the provisions described above.

In addition, we are subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law (the “DGCL”), which regulates corporate acquisitions. These provisions could discourage potential acquisition proposals and could delay or prevent a change in control transaction. They could also have the effect of discouraging others from making tender offers for our common stock, including transactions that may be in your best interests. These provisions may also prevent changes in our management or limit the price that certain investors are willing to pay for our stock.

Our amended and restated certificate of incorporation also provides that the Court of Chancery of the State of Delaware will be the exclusive forum for substantially all disputes between us and our stockholders.

Claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.

Our amended and restated certificate of incorporation and amended and restated bylaws provide that we will indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law.

In addition, as permitted by Section 145 of the DGCL, our amended and restated bylaws and our indemnification agreements that we have entered into with our directors and officers provide that:

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We will indemnify our directors and officers for serving us in those capacities, or for serving other business enterprises at our request, to the fullest extent permitted by Delaware law. Delaware law provides that a corporation may indemnify such person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the registrant and, with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

•	We may, in our discretion, indemnify employees and agents in those circumstances where indemnification is permitted by applicable law.

•

We are required to advance expenses, as incurred, to our directors and officers in connection with defending a proceeding, except that such directors or officers shall undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

•

We will not be obligated pursuant to our amended and restated bylaws to indemnify a person with respect to proceedings initiated by that person against us or our other indemnitees, except with respect to proceedings authorized by our board of directors or brought to enforce a right to indemnification.

•

The rights conferred in our amended and restated bylaws are not exclusive, and we are authorized to enter into indemnification agreements with our directors, officers, employees and agents and to obtain insurance to indemnify such persons.

•	We may not retroactively amend our amended and restated bylaw provisions to reduce our indemnification obligations to directors, officers, employees and agents.

Because we do not anticipate paying any cash dividends on our common stock in the foreseeable future, capital appreciation, if any, will be your sole source of gains.

We have not declared or paid cash dividends on our common stock to date. We currently intend to retain our future earnings, if any, to fund the development and growth of our business. In addition, the terms of any existing or future debt agreements may preclude us from paying dividends. As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.

FORWARD-LOOKING STATEMENTS

This offering memorandum, including the documents incorporated by reference herein, contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this offering memorandum, including the information and documents incorporated by reference herein, including statements regarding our future financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “believe,” “will,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “predict,” “could,” “potentially” or the negative of these terms or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include, but are not limited to, statements concerning the following:

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our expectations regarding the results, timing, costs and completion of our clinical trials and regulatory submissions needed for the approval of DAXI, including but not limited to, for the treatment of glabellar (frown) lines, forehead lines, lateral canthal lines, upper facial lines (frown lines, forehead lines and lateral canthal lines combined), cervical dystonia, plantar fasciitis, and adult upper limb spasticity in the United States, Europe and other countries or for the approval of RHA® 1 in the United States;

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the uncertain clinical development process, including the risk that clinical trials may not have an effective design or generate positive results, or that positive results would assure regulatory approval or commercial success of our product candidates;

•	our expectations regarding our future development of DAXI, DaxibotulinumtoxinA Topical, biosimilar or any future product candidates for other indications, including but not limited to, migraine;

•

our ability to effectively and reliably manufacture supplies of DAXI, biosimilar or any future product candidates and to develop, validate and maintain a commercially viable manufacturing process, as well as our ability to acquire supplies of RHA® dermal fillers from Teoxane;

•

our plans to research, develop and commercialize our product candidates, including the potential for commercialization by us of DAXI, if approved; our expectations regarding the potential market size, opportunity and growth potential for DAXI, DaxibotulinumtoxinA Topical, biosimilar or any future product candidates, if approved for commercial use;

•	our belief that DAXI, DaxibotulinumtoxinA Topical, biosimilar or any future product candidates can expand overall demand for botulinum toxin;

•

that we may not obtain the anticipated financial and other benefits of the distribution agreement with Teoxane, including our ability to realize anticipated synergies and successfully commercialize the RHA® dermal fillers;

•	the commercial acceptance and potential of the RHA® dermal fillers, including market size and anticipated adoption rates;

•	the status of commercial collaborations, including Mylan’s continuation decision with respect to our collaboration agreement and the timing thereof;

•	our ability to build our own sales and marketing capabilities, or seek collaborative partners including distributors, to commercialize our product candidates, if approved;

•	our ability to successfully commercialize our product candidates and the timing of commercialization activities;

•	our ability to manufacture in our facility and to scale up our manufacturing capabilities and those of future third-party manufacturers if our product candidates are approved;

•	unanticipated costs or delays in research, development and commercialization efforts;

•	estimates of our expenses, future revenue, and capital requirements;

•	the timing or likelihood of regulatory filings and approvals;

•	our ability to obtain and maintain regulatory approval of our product candidates;

•	our ability to advance product candidates into, and successfully complete, clinical trials;

•	the implementation of our business model, and strategic plans for our business, product candidates and technology;

•	our ability to achieve market acceptance of our product candidates;

•	the rate and degree of market acceptance of our product candidates;

•	the initiation, timing, progress and results of future preclinical studies and clinical trials and our research and development programs;

•	unanticipated costs or delays in research;

•	the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates and technology;

•	our ability to establish collaborations or obtain funding for our operations;

•	our financial performance, including future revenue targets; and

•	developments and projections relating to our competitors and our industry.

These forward-looking statements are subject to a number of risks, uncertainties and assumptions described under the section titled “Risk Factors” in this offering memorandum and the documents incorporated by reference herein. We also operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in, or implied by, any forward-looking statements. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances described in this offering memorandum and the documents incorporated by reference herein may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements contained or incorporated by reference in this offering memorandum and the documents incorporated by reference herein.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance, events, circumstances or achievements reflected in the forward-looking statements will ever be achieved or occur. These forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason to conform these statements to actual results or to changes in our expectations.

You should read this offering memorandum, together with the information incorporated herein and therein by reference as described under the section entitled “Incorporation of Certain Information by Reference,” with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

CAPITALIZATION

Subsequent to September 30, 2019 and through February 7, 2020, we granted 1,342,775 stock options and 2,174,875 restricted stock awards including performance stock awards under our 2014 Equity Incentive Plan to new and existing employees. These grant amounts are preliminary, are subject to completion of financial closing procedures that could result in changes to those amounts, and do not present all information necessary for an understanding of our financial conditions as of February 7, 2020. The preliminary financial data has been prepared by, and is the responsibility of, our management. PricewaterhouseCoopers LLP has not audited, reviewed, compiled, or applied agreed upon procedures with respect to the preliminary financial data. Accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto.